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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
REDPOINT BIO CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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REDPOINT BIO CORPORATION

7 Graphics Drive
Ewing, New Jersey 08628

        April 25, 2008

To Our Stockholders:

        You are most cordially invited to attend the 2008 Annual Meeting of Stockholders of Redpoint Bio Corporation at 9:00 a.m. local time, on Thursday, June 5, 2008, at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540.

        The Notice of Meeting and Proxy Statement on the following pages describe the matters presented at the meeting.

        It is important that your shares be represented at this meeting to ensure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your shares represented by signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States, as soon as possible. Your shares will be voted in accordance with the instructions you have given in your proxy.

        Thank you for your continued support.

Sincerely,

F. Raymond Salemme President and Chief Executive Officer

REDPOINT BIO CORPORATION

7 Graphics Drive
Ewing, New Jersey 08628

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held Thursday, June 5, 2008

        NOTICE IS HEREBY GIVEN that the Annual Meeting of the holders of shares of common stock, each having a par value of $0.0001 per share, of Redpoint Bio Corporation ("Redpoint" or the "Company"), will be held at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, June 5, 2008 at 9:00 a.m. local time, to consider and take action with respect to the following:

  1.
  To elect seven directors, each of whom shall serve for a term of one year.

  2.
  To ratify the appointment of KPMG LLP as Redpoint's independent registered public accounting firm to audit Redpoint's financial statements for the fiscal year ending December 31, 2008.

  3.
  To conduct such other business as may properly come before the Annual Meeting or any adjournments thereof.

        Holders of common stock of record at the close of business on Friday, April 18, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

By Order of the Board of Directors,

Scott M. Horvitz Secretary

Ewing, New Jersey
Dated: April 25, 2008

        IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER OF SHARES YOU MAY HOLD. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE ENCLOSED RETURN ENVELOPE. THE PROMPT RETURN OF PROXIES WILL ENSURE A QUORUM AND SAVE US THE EXPENSE OF FURTHER SOLICITATION. EACH PROXY GRANTED MAY BE REVOKED BY THE STOCKHOLDER APPOINTING SUCH PROXY AT ANY TIME BEFORE IT IS VOTED. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH SUCH PROXY CARD SHOULD BE SIGNED AND RETURNED TO ASSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

REDPOINT BIO CORPORATION
7 Graphics Drive
Ewing, New Jersey 08628

PROXY STATEMENT

Mailed on April 25, 2008

Annual Meeting of Stockholders to be held on Thursday, June 5, 2008

        This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Redpoint Bio Corporation ("Redpoint") to be used at the Annual Meeting of the holders of shares of common stock, par value $0.0001 per share, of Redpoint, to be held on Thursday, June 5, 2008 and at any adjournment thereof (the "Annual Meeting"). The time and place of the Annual Meeting are stated in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement.

        The expense of soliciting proxy cards, including the costs of preparing, assembling and mailing the Notice of Annual Meeting of Stockholders, proxy statement and proxy card, will be borne by us. In addition to solicitation by mail, we will arrange for brokerage firms and other custodians, nominees and fiduciaries to send the proxy materials to beneficial owners, and we will, upon request, reimburse the brokerage houses and custodians for their reasonable expenses. We or our directors, officers or employees may request by telephone, facsimile or email the return of proxy cards. The extent to which this will be necessary depends on how promptly the stockholders vote. We urge you to vote your shares without delay.

VOTING RIGHTS

        Only stockholders as of the close of business on Friday, April 18, 2008, the record date fixed by the Board of Directors of Redpoint (the "Board"), are entitled to notice of and to vote at the Annual Meeting. As of April 18, 2008, there were 79,440,870 shares of common stock issued and outstanding and no other outstanding classes of voting securities. Each holder of our common stock is entitled to one vote per share on each matter presented at the Annual Meeting.

        The presence of the holders of a majority of the shares of common stock issued, outstanding and entitled to vote, in person or represented by duly executed proxies, at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.

        A plurality of the votes cast by stockholders entitled to vote for the election of directors is required to elect the directors. Cumulative voting for the election of directors is not permitted. The affirmative vote of a majority of the votes cast at the meeting, in person or by duly executed proxies, is required to ratify the appointment of our independent registered public accounting firm.

        Shares of common stock represented by valid proxy cards, completed, duly signed, dated, returned to the Company and not revoked, will be voted at the Annual Meeting as directed on the proxy.

        In the election of directors, stockholders may either vote "FOR" all nominees for election or "WITHHOLD" their votes from one or more nominees for election. Shares that are represented by valid proxy cards and that are marked "WITHHELD" with regard to the election of the nominees for director will be excluded entirely from the vote and will have no effect on the outcome. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted "FOR" the election of the nominees for directors named in this proxy statement.

        Stockholders may vote "FOR", "AGAINST", or "ABSTAIN" with respect to the vote to ratify the appointment of our independent registered public accounting firm. If no vote is specified on the proxy and in the absence of directions to the contrary, the shares will be voted "FOR" the ratification of the appointment of our independent registered public accounting firm named in this proxy statement. Shares that are represented by valid proxy cards and that are marked "ABSTAIN" with regard to the ratification of the appointment of the independent registered public accounting firm will have the same effect as a negative vote for that proposal.

        Broker non-votes, which occur when a beneficial owner of shares does not provide his or her bank or broker with voting instructions and the bank or broker does not exercise or does not have discretion to vote the beneficial owner's shares, will have no effect on the outcome of any of the matters before the stockholders described in this proxy statement. Such broker non-votes will, however, be counted in determining whether there is a quorum for the Annual Meeting.

        If you are a beneficial owner of shares, that is, you own your shares through a bank or broker, you should receive from your bank or broker a voting instruction form that outlines the methods by which you can vote your shares. A number of banks and brokers have arranged for beneficial owners to vote their shares via the Internet or telephone, and will provide voting instructions on the voting instruction form.

        The Board does not know of any other business to be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment thereof, the proxies will be voted on such matters in the discretion of the proxy holders. The Delaware General Corporation Law provides that, unless otherwise provided in the proxy and unless the proxy is coupled with an interest, a stockholder may revoke a proxy previously given at any time prior to its exercise at the Annual Meeting. A stockholder who has voted shares by returning a proxy card or by delivering a proxy via the Internet may revoke it at any time before it is exercised at the Annual Meeting by:

  •
  delivering to any of the persons named as proxies on the proxy card, or to us addressed to the Secretary, an instrument revoking the proxy;

  •
  appearing at the Annual Meeting and voting in person; or

  •
  executing a later dated proxy which is exercised at the Annual Meeting.

Attendance at the Annual Meeting will not, by itself, revoke a proxy.

QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING OF STOCKHOLDERS

What is the purpose of the 2008 Annual Meeting of Stockholders?

        At the 2008 Annual Meeting of Stockholders, our stockholders will be asked to:

        1.     Elect the seven (7) Director nominees;

        2.     Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008.

        Stockholders also will transact any other business that may properly come before the meeting.

Who is entitled to vote?

        The record date for the meeting is April 18, 2008. Only stockholders of record at the close of business on that date are entitled to vote at the meeting. The only class of stock entitled to be voted at the meeting is our Common Stock. Each outstanding share of Common Stock is entitled to one vote for all matters before the meeting. At the close of business on the record date there were 79,440,870 shares of Common Stock issued and outstanding and entitled to vote.

What is the difference between being a "record holder" and holding shares in "street name"?

        A record holder holds shares in his or her name. Shares held in "street name" means shares that are held in the name of a bank or broker on a person's behalf.

Am I entitled to vote if my shares are held in "street name"?

        If your shares are held by a bank or a brokerage firm, you are considered the "beneficial owner" of those shares held in "street name". If your shares are held in street name, these proxy materials are being forwarded to you by your bank or brokerage firm (the "record holder"), along with a voting instruction card. As the beneficial owner, you have the right to direct your record holder how to vote your shares, and the record holder is required to vote your shares in accordance with your instructions.

        If you do not give instructions to your bank or brokerage firm within ten days of the meeting, it may vote on matters that the New York Stock Exchange (NYSE) determines to be "routine", but will not be permitted to vote your shares with respect to "non-routine" items. Under the NYSE rules, the Election of Directors (Proposal 1) and the Ratification of Appointment of the Independent Registered Public Accounting Firm (Proposal 2) are routine matters. When a broker or bank has not received instructions from the beneficial owners or persons entitled to vote and the broker or bank cannot vote on a particular matter because it is not routine, then there is a "broker non-vote" on that matter. Broker non-votes do not count as votes for or against any proposal.

        As the beneficial owner of shares, you are invited to attend the 2008 Annual Meeting of Stockholders. If you are a beneficial owner, however, you may not vote your shares in person at the meeting unless you obtain a proxy form from the record holder of your shares.

How many shares must be present to hold the meeting?

        A quorum must be present at the meeting for any business to be conducted. The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the record date will constitute a quorum.

Who can attend the 2008 Annual Meeting of Stockholders?

        All Redpoint stockholders entitled to vote at the meeting may attend our 2008 Annual Meeting of Stockholders.

What if a quorum is not present at the meeting?

        If a quorum is not present at the scheduled time of the meeting, a majority of the outstanding shares represented and entitled to vote may adjourn the meeting.

What does it mean if I receive more than one proxy card?

        It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, sign and return each proxy card.

How do I vote?

        If you properly complete and sign the accompanying proxy card and return it in the enclosed envelope, it will be voted in accordance with your instructions. The enclosed envelope requires no additional postage if mailed in either the United States or Canada.

        If you are a registered stockholder and attend the meeting, you may deliver your completed proxy card in person. Additionally, we will pass out written ballots to registered stockholders who wish to vote in person at the meeting. Beneficial owners of shares held in street name who wish to vote at the meeting will need to obtain a proxy form from their record holder.

Can I change my vote after I submit my proxy?

        Yes, you may revoke your proxy and change your vote:

  •
  By signing another proxy with a later date; or

  •
  If you are a registered stockholder, by giving written notice of such revocation to the Secretary of Redpoint prior to or at the meeting or by voting in person at the meeting.

        Your attendance at the meeting itself will not revoke your proxy unless you give written notice of revocation to the Secretary before your proxy is voted or you vote in person at the meeting.

Who will count the votes?

        Our transfer agent, American Stock Transfer & Trust Company, will tabulate and certify the votes.

How does the Board of Directors recommend I vote on the proposals?

        Your Board recommends that you vote FOR:

  (1)
  the election of the seven (7) Director nominees;

  (2)
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008.

What if I do not specify how my shares are to be voted?

        If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board of Directors' recommendation is set forth together with the description of each proposal in this proxy statement. In summary, the Board of Directors recommends a vote FOR:

  (1)
  the election of the seven (7) Director nominees;

  (2)
  the ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2008.

Will any other business be conducted at the meeting?

        We know of no other business that will be presented at the meeting. If any other matter properly comes before the stockholders for a vote at the meeting, however, the proxy holders will vote your shares in accordance with their best judgment.

How many votes are required to elect the Director nominees?

        The affirmative vote by the holders of a plurality of the shares of Common Stock represented at the meeting is required to elect the seven Director nominees as directors. This means that the seven nominees will be elected if they receive more affirmative votes than any other person.

How many votes are required to ratify the appointment of our independent registered public accounting firm?

        The ratification of the appointment of KPMG LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of Common Stock present at the meeting in person or by proxy and entitled to vote.

What is an abstention and how will abstentions be treated?

        An "abstention" represents a stockholder's affirmative choice to decline to vote on a proposal other than the election of directors (for directors, the choice is limited to "For" or "Withhold"). Under Delaware law, abstained shares are treated as shares present for quorum and entitled to vote, so they will have the same practical effect as votes against a proposal except for the proposals for the election of directors.

How will broker non-votes be treated?

        Broker non-votes will be treated as shares present for quorum purposes, but not considered entitled to vote on that matter. Therefore, broker non-votes do not count as votes for or against any proposal.

Where can I find the voting results of the 2008 Annual Meeting of Stockholders?

        We plan to announce preliminary voting results at the 2008 Annual Meeting of Stockholders and to publish final results in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2008.

EXPLANATORY NOTE

        On March 12, 2007, Redpoint Bio Corporation ("Redpoint" or the "Company") entered into the Agreement and Plan of Merger, dated as of March 12, 2007, by and among Redpoint, on the one hand, and Robcor Properties, Inc., a Delaware corporation ("Robcor"), Robcor Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Robcor, ("Merger Sub"), Robcor, LLC, a Kentucky limited liability company and wholly-owned subsidiary of Robcor ("Robcor, LLC"), and Halter Financial Investments, L.P., a Texas limited partnership, and Michael Heitz, as stockholders of Robcor, on the other hand (the "Reverse Merger Agreement"). The transactions contemplated by the Reverse Merger Agreement (the "Closing") were consummated on March 12, 2007 (the "Closing Date").

        Pursuant to the Reverse Merger Agreement, on the Closing Date, Merger Sub merged with and into Redpoint (the "Reverse Merger"), with Redpoint being the surviving corporation and becoming a wholly-owned subsidiary of Robcor, and the outstanding shares of capital stock, convertible notes and certain warrants to purchase capital stock of Redpoint were converted into shares of common stock of Robcor in accordance with the Delaware General Corporation Law on the terms and conditions as set forth in the Reverse Merger Agreement. On May 3, 2007, Redpoint and Robcor entered into an Agreement and Plan of Merger in which Robcor, the former parent company of Redpoint after consummation of the Reverse Merger, merged with and into Redpoint. Such merger, referred to herein as the Reincorporation Merger, was deemed effective on June 15, 2007.

        In this proxy statement, unless the context specifically indicates otherwise:

  •
  "the Company," "we," "us," "our," "Redpoint," and "Redpoint Bio" refer to Redpoint Bio Corporation;

  •
  "Robcor" refers to Robcor Properties, Inc. prior to the Reincorporation Merger effective on June 15, 2007; and

  •
  "Original Redpoint" refers to Redpoint Bio Corporation, the privately held entity, prior to the Reincorporation Merger effective on June 15, 2007.

SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

        The following table and notes thereto set forth information with respect to the beneficial ownership of shares of our common stock as of March 31, 2008 (except as otherwise indicated below) by (i) each of our directors and director nominees, (ii) each executive officer named by us in the Summary Compensation Table included in this proxy statement (our "named executive officers"), (iii) our directors and executive officers as a group, and (iv) each person known to be the beneficial owner of five percent (5%) or more of our common stock. This information is based upon information furnished to us by each such person and/or based upon public filings with the Securities and Exchange Commission.

        The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of capital stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our capital stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire within 60 days. Including those shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

        Unless otherwise specified, the address of each of the persons set forth below is in care of Redpoint Bio Corporation, 7 Graphics Drive, Ewing, New Jersey 08628.

	Beneficial Ownership as of March 31, 2008
Name and Address of Beneficial Owner	Number of Shares(1)		Percentage of Common Stock(2)
Directors and Executive Officers
F. Raymond Salemme, Ph.D.	2,767,724	(3)	3.39%
Scott M. Horvitz	805,608	(4)	1.00%
Robert W. Bryant, Ph.D.	370,325	(5)	*
Scott A. Siegel, Ph.D	2,000	(6)	*
Joseph Mollica, Ph.D.	49,150	(7)	*
Robert Chefitz	4,207,467	(8)	5.28%
Leif Kjaergaard, Ph.D.	5,823,786	(9)	7.31%
David Patchen	8,273,823	(10)	10.39%
Philip L. Smith, Ph.D.	7,985,786	(11)	9.99%
Allen Bloom, Ph.D.	5,000	(12)	*
Irwin Scher, M.D.	—		*
Richard P. Shanley, CPA	10,000	(13)	*
All current directors and executive officers as a group (12 persons)	30,300,669		36.10%
5% Stockholders(14)
Cargill, Incorporated 15407 McGinty Road West Wayzata, Minnesota 55391	8,273,823	(15)	10.39%
Danisco Venture A/S Langebrogade 1, DK-1001 Copenhagen K, Denmark	5,823,786	(16)	7.31%
NJTC Venture Fund SBIC, L.P. 1001 Briggs Road, Suite 280 Mt. Laurel, New Jersey 08054	4,207,467	(17)	5.28%
James Gunton 1001 Briggs Road, Suite 280 Mt. Laurel, New Jersey 08054	4,207,467	(17)	5.28%
Robert Chefitz Four Becker Farm Road Roseland, New Jersey 07068	4,207,467	(17)	5.28%
Joseph Falkenstein 1001 Briggs Road, Suite 280 Mt. Laurel, New Jersey 08054	4,207,467	(17)	5.28%
RK Ventures Group, LLC 888c 8th Avenue, #135 New York, New York 10019	3,996,695	(18)	5.03%
Matthew Rhodes-Kropf 888c 8th Avenue, #135 New York, New York 10019	3,996,695	(18)	5.03%
SF Capital Partners Ltd. 3600 South Lake Drive St. Francis, Wisconsin 53235	4,183,000	(19)	5.21%
Michael A. Roth 3600 South Lake Drive St. Francis, Wisconsin 53235	4,183,000	(19)	5.21%
Brian J. Stark 3600 South Lake Drive St. Francis, Wisconsin 53235	4,183,000	(19)	5.21%
S.R. One, Limited c/o GlaxoSmithKline One Franklin Plaza Philadelphia, Pennsylvania	7,985,786	(20)	9.99%

*
Less than 1%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

(2)
Based on 79,440,870 shares of our common stock issued and outstanding as of March 31, 2008.

(3)
Includes 512,353 shares of our common stock and 2,255,371 shares underlying options that are exercisable within 60 days of March 31, 2008.

(4)
Includes 75,000 shares of our common stock and 730,608 shares underlying options that are exercisable within 60 days of March 31, 2008.

(5)
Consists of 370,325 shares underlying options that are exercisable within 60 days of March 31, 2008.

(6)
Includes 2,000 shares of our common stock.

(7)
Consists of 35,240 shares of our common stock and 13,910 shares underlying options that are exercisable within 60 days of March 31, 2008.

(8)
Includes 3,997,118 shares of our common stock and 210,349 warrants owned by NJTC Venture Fund SBIC, L.P. The reporting person is a General Partner of NJTC Venture Fund SBIC, L.P. and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(9)
Includes 5,643,143 shares of our common stock and 180,643 warrants owned by Danisco Venture A/S. The reporting person is the Chief Technology Officer and a member of the executive committee at Danisco A/S and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(10)
Includes 8,063,474 shares of our common stock and 210,349 warrants owned by Cargill, Incorporated. The reporting person is the Managing Director of the Emerging Business Accelerator of Cargill, Incorporated and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(11)
Includes 7,456,899 shares of our common stock and 528,887 warrants owned by S.R. One, Limited. The reporting person is a General Partner of S.R. One, Limited and disclaims beneficial ownership of the reported securities except to the extent of his pecuniary interest therein.

(12)
Consists of 5,000 shares of our common stock.

(13)
Consists of 10,000 shares of our common stock.

(14)
Total numbers of shares includes common stock held by entities affiliated with certain directors.

(15)
Includes 8,063,474 shares of our common stock and 210,349 warrants owned by Cargill, Incorporated.

(16)
Includes 5,643,143 shares of our common stock and 180,643 warrants owned by Danisco Venture A/S.

(17)
Includes 3,997,118 shares of our common stock and 210,349 warrants owned by NJTC Venture Fund SBIC, L.P. NJTC Venture Fund SBIC, L.P. is a New Jersey limited partnership of which James Gunton, Robert Chefitz and Joseph Falkenstein are general partners. As a result, each of the foregoing persons may be deemed to be a beneficial holder of the shares of common stock and warrants held of record by NJTC.

(18)
Includes 3,913,079 shares of common stock and 83,616 warrants owned by RK Ventures Group, LLC. RK Ventures Group, LLC is a Delaware limited liability company and Matthew Rhodes-Kropf is the sole managing member. As a result, each of RK Ventures and Mr. Rhodes-Kropf may be deemed to be a beneficial holder of the shares of common stock and warrants held of record by RK Ventures.

(19)
Includes 3,348,400 shares of common stock and 834,600 warrants owned by SF Capital Partners Ltd. Michael A. Roth and Brian J. Stark are the Managing Members of Stark Offshore Management LLC, which acts as investment manager and has sole power to direct the management of SF Capital. Through Stark Offshore, Michael A. Roth and Brian J. Stark possess voting and dispositive power over all of the foregoing shares. Therefore, for the purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended, Michael A. Roth and Brian J. Stark may be deemed to be the beneficial owners of, but disclaim such beneficial ownership of, the foregoing shares. Beneficial ownership information is based on information contained in the Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2008.

(20)
Includes 7,456,899 shares of common stock and 528,887 warrants owned by S.R. One, Limited, which is a wholly-owned subsidiary of GlaxoSmithKline plc.

PROPOSAL 1
NOMINATION AND ELECTION OF DIRECTORS

        Our Certificate of Incorporation provides that our Board shall consist of such number of directors as shall be established by the Board. Each director serves for a one-year term ending on the date of our annual meeting. The size of the Board shall be set at seven (7) members following the Annual Meeting.

        The directorships expiring this year are Dr. Raymond Salemme, Dr. Joseph Mollica, Dr. Allen Bloom, Mr. Robert Chefitz, Dr. Leif Kjaergaard, Dr. Irwin Scher, Mr. Richard P. Shanley, Mr. David Patchen and Dr. Philip L. Smith. Upon the recommendation of the Nominating and Governance Committee of the Board, the Board has nominated Dr. Raymond Salemme, Dr. Joseph Mollica, Dr. Allen Bloom, Mr. Robert Chefitz, Dr. Leif Kjaergaard, Dr. Irwin Scher and Mr. Richard P. Shanley as nominees to stand for election at this Annual Meeting to serve as directors; their terms will expire in 2009. Messrs. Bloom, Scher and Shanley were elected by the Board in September 2007 and Dr. Mollica was elected by the Board in December 2007 to fill vacancies resulting from increases by the Board in the size of the Board, and are being nominated for election by our stockholders at this Annual Meeting for the first time since their elections to the Board.

        Each of the nominees for election at this Annual Meeting has informed us that they are willing to serve for the term to which each of them is nominated, if elected. If one of the nominees for director should become unavailable for election or is unable to serve as a director, the shares represented by proxies voted in favor of that nominee will be voted for any substitute nominee that may be named by the Board.

        Set forth in the table below is certain information about each of the nominees for election, including each director's age and length of service as a director of Redpoint, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards the director serves. There are no family relationships among any of our directors, nominees for director and executive officers.

Name	Age	Director Since
F. Raymond Salemme, Ph.D.	62	2007
Joseph Mollica, Ph.D.(4)	67	2007
Allen Bloom, Ph.D.(1)(3)(4)	64	2007
Robert Chefitz(1)(2)	48	2007
Leif Kjaergaard, Ph.D.(1)	61	2007
Irwin Scher, M.D.(2)(4)	68	2007
Richard P. Shanley, CPA(3)	61	2007

    (1)
    Member of Compensation Committee.

    (2)
    Member of Nominating and Corporate Governance Committee.

    (3)
    Member of Audit Committee.

    (4)
    Member of Intellectual Property Oversight Committee.

        The following directors declined to stand for re-election and will no longer be directors of Redpoint Bio Corporation at the conclusion of the meeting as their terms as a director will end contemporaneously with the election of directors at the annual meeting.

Name	Age	Director Since
David Patchen	54	2007
Philip L. Smith, Ph.D.	58	2007

Background of Director Nominees

        F. Raymond Salemme, Ph.D. became Robcor's President on April 20, 2007 and Robcor's Chief Executive Officer and director on March 12, 2007. Dr. Salemme has been the Chief Executive Officer of Original Redpoint since June 2004. From April 2003 to December 2003, Dr. Salemme was engaged by Johnson & Johnson Pharmaceuticals as a consultant to assist management with the acquisition of 3-Dimensional Pharmaceuticals, Inc., or 3DP, a publicly traded biotechnology company founded in 1993, and acquired by Johnson & Johnson in 2003. Dr. Salemme was the founder of 3DP, and from February 1993 to April 2003, Dr. Salemme served in various positions at 3DP, including President and Chief Scientific Officer. Dr. Salemme established and directed the technical, operating, business and financing strategies leading to 3DP's initial public offering in 2000, and was co-inventor on 24 of 3DP's key technology patents. Prior to 3DP, Dr. Salemme directed research groups for biophysics, computational chemistry, and structure-based drug design at Sterling Winthrop Pharmaceuticals and DuPont Merck Pharmaceuticals. Prior to DuPont Merck, he worked at DuPont Central Research, where he directed molecular design teams involved in the discovery of new pharmaceuticals, agrochemicals, and engineered biopolymers. Dr. Salemme joined DuPont from Genex Corporation, one of the first biotechnology companies, where he pioneered the use of X-ray crystallography and computer-aided molecular design for engineering proteins with novel or enhanced functional properties. Prior to Genex, Dr. Salemme was Professor of Chemistry and Biochemistry at the University of Arizona, where he worked in the area of structural proteomics and determined the 3D X-ray structures of several proteins involved in biological electron transfer. Dr. Salemme holds a B.A. in Molecular Biophysics from Yale University and a Ph.D. in Chemistry from the University of California at San Diego. Dr. Salemme participates in advisory committees at National Institutes of Health, and is a Board member at Gene Network Sciences, a systems biology company.

        Joseph Mollica, Ph.D. was appointed director, effective as of December 19, 2007. Dr. Mollica is the Chairman of Pharmacopeia, Inc., a Princeton, New Jersey-based company engaged in drug discovery. Pharmacopeia undertakes both collaborative research arrangements with biopharmaceutical companies and self-development. From 1994 through 2004, Dr. Mollica served as Chairman, President and Chief Executive Officer of Pharmacopeia, Inc. which consisted of the Pharmacopeia Drug Discovery division and Accelrys, the software division, through which the company provided modeling and simulation software, cheminformatics and bioinformatics to the pharmaceutical and chemical industries. In 2004, Accelrys spun out Pharmacopeia to its shareholders. From 1987 to 1993, Dr. Mollica was employed by the DuPont Company and then by the DuPont Merck Pharmaceutical Company where, from 1991 to 1993, he served as President and Chief Executive Officer and previously as Vice President, Medical Products for DuPont. At Ciba-Geigy, where he was employed from 1966 to 1986, he served in a variety of positions of increasing responsibility, rising to Senior Vice President of Ciba-Geigy's Pharmaceutical Division. Dr. Mollica is currently on the Boards of Pharmacopeia , Inc., Celator Pharmaceuticals (Private), Cytogen Corporation, Neurocrine Biosciences, and Redpoint. He received his BS from the University of Rhode Island and his MS and Ph.D. from the University of Wisconsin and ScD, h.c. from the University of Rhode Island.

        Robert Chefitz has been a General Partner of NJTC Venture Fund, SBIC, L.P., a private venture capital firm based in New Jersey that is a lead investor in seed and early stage companies in the region since April 2002. Prior to joining the NJTC Venture Fund, from February 1987 to October 2001, Mr. Chefitz was a partner at Apax Partners based in New York. Prior to Apax Partners, Mr. Chefitz was employed as an investment professional with Golder Thoma Cressey in Chicago. Mr. Chefitz is a past president of the New York Venture Association. Mr. Chefitz holds a B.A. in History from Northwestern University and a M.B.A. from Columbia University. In addition to Redpoint, Mr. Chefitz serves as a director on the boards at CebaTech, Inc., Cold Spring Capital Inc., Cylex Inc., Game Trust, Hycrete Technologies, LLC, and RightAnswers, Inc. Mr. Chefitz has been a director of Original Redpoint since 2003.

        Leif Kjaergaard, Ph.D. has been the Chief Technology Officer and a member of the executive committee at Danisco A/S, an international food ingredients and biotechnology company based in Denmark since 2006. Dr. Kjaergaard is responsible for new technology ventures and business development throughout Danisco. From 2002 to 2006, Dr. Kjaergaard was Senior Vice President of Danisco, and from 1993 to 2002, he served as Executive Vice President of Danisco Cultor (formerly Danisco Ingredients). Dr. Kjaergaard has a M.Sc. in Chemical Engineering and a Ph.D. in Biotechnology from the Technical University of Denmark. In addition to his daily activities in Danisco, Dr. Kjaergaard is a member of the European Research Advisory Board, President of European Industrial Research Managers Association, and Deputy Chairman of the Advisory Council on Research Policy in Denmark. He also serves as deputy chairman of the independent company BHJ in Denmark, is a member of the board of the Danish Investment Fund (Dansk Innovationsinvestering), and a board member of Direvo Biotech (Germany). Dr. Kjaergaard has been a director of Original Redpoint since 2006.

        Allen Bloom, Ph.D. was appointed as a director on September 12, 2007. From 1994 until 2003, Dr. Bloom, a patent attorney, was a partner at the law firm of Dechert LLP, where he served as Co-Chair of the Intellectual Property Group and headed a patent practice group focusing on biotechnology, pharmaceuticals and medical devices. From 1985 until mid-1994, Dr. Bloom was Vice President, General Counsel and Secretary of The Liposome Company, Inc., where he managed corporate, patent, regulatory and licensing activities. Before that, Dr. Bloom served as Patent Attorney and Patent Counsel for Pfizer, Inc. and RCA Corporation, respectively. Dr. Bloom currently serves on the Boards of biopharmaceutical companies Cytogen Corporation and Unigene Laboratories, Inc. He earned his Ph.D. in organic chemistry from Iowa State University, a J.D. degree from New York Law School and a B.S. in Chemistry from Brooklyn College.

        Irwin Scher, M.D. was appointed as a director on September 12, 2007. Since 2005, Dr. Scher has held the position of President and Chief Executive Officer of Biosynexus, a biotechnology company focused on treating and preventing Staphylococcal infections. Prior to joining Biosynexus, Dr. Scher spent 22 years in various positions at Merck, most recently as Consultant to the Chief Executive Officer at Merck KGaA. In that capacity, Dr. Scher helped to oversee all developmental projects with the Head of Research and Head of Development, including advising on strategy, licensing and operations and serving on the Executive Management Committee. During his tenure with Merck, among other positions, Dr. Scher was also Vice President Global Clinical R&D, with responsibility for the development of Erbitux and all other pipeline products. Before joining Merck, Dr. Scher enjoyed a long career in academic medicine. He held the rank of Captain USN Medical Corps and was stationed for 12 years at the Bethesda Naval Medical Complex. While there, Dr. Scher served as Professor of Medicine, Uniformed Services University, and Head, Immunology Branch, Naval Medical Research Institute. Prior, Dr. Scher was a Teaching Fellow at Albert Einstein College of Medicine in New York. Dr. Scher is certified by the American Board of Rheumatology and American Board of Internal Medicine. He received his M.D. from Albert Einstein College of Medicine in New York and completed residencies at Presbyterian Hospital, University of Pittsburgh Medical Center, and Albert Einstein College of Medicine. Dr. Scher holds a B.S. in Chemistry from the State University of New York at Albany. He is the author of 115 peer reviewed papers and currently serves on the Board of Intarcia Therapeutics.

        Richard P. Shanley, CPA was appointed as a director on September 12, 2007. Mr. Shanley, a Certified Public Accountant in New Jersey and New York, retired from public accounting at the end of 2006, having completed a 31 year career at Deloitte & Touche LLP and Eisner LLP, with a combined total of 25 years as a Partner at the two firms. During his career, Mr. Shanley served as lead audit partner on numerous engagements for both public and private companies, including those requiring application of Sarbanes-Oxley Section 404, as well as public stock offerings, primarily for biotechnology, pharmaceutical and high-tech companies. Mr. Shanley is a recognized authority on financing for emerging growth companies and is a published author of Financing Technology's Frontier. He speaks regularly at industry meetings and is actively involved in organizations including the Biotech Council of New Jersey, the New York Biotechnology Association, the Connecticut Venture Group, the Biotechnology Industry Organization, and others. Mr. Shanley is currently serving his third term on the New York State Society of CPA's Professional Ethics Committee. He earned his B.S. degree from Fordham University and his M.B.A. in Accounting from Long Island University.

        None of our executive officers is related to any other executive officer or to any of our Directors. Our executive officers are elected annually by the Board of Directors and serve until their successors are duly elected and qualified.

Vote Required for Election

        The receipt of a plurality of the votes cast by stockholders entitled to vote in the election of directors is required for the election of each of the nominees listed above as a director of Redpoint.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THESE NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS

Determination of Independence

        Although our common stock is not listed on the NASDAQ Stock Market, we have made a determination to comply with the governance-related NASDAQ Stock Market, Inc. Marketplace Rules. Under NASDAQ rules, a Director will only qualify as an "independent director" if, in the opinion of our Board of Directors, that person does not have a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director. Our Board of Directors has determined that with the exception of Dr. Salemme, who serves as our President and Chief Executive Officer, none of our directors has a relationship which would interfere with the exercise of independent judgment in carrying out the responsibilities of a Director and that each of these Directors is an "independent director" as defined under Rule 4200(a)(15) of the NASDAQ Stock Market, Inc. Marketplace Rules.

Meetings

        Our Board held eight meetings of the Board during the year ended December 31, 2007. During the year, no incumbent director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board held during the period he served as a director and (ii) the total number of meetings held by any committee of the Board on which he served. It is the policy of our Board that directors attend our annual meetings of stockholders.

Executive Sessions

        Our directors who are independent as defined by the NASDAQ listing standards meet in executive session without management or our president and chief executive officer present, at every regularly scheduled Board meeting.

Committees of the Board

        Our Board currently has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee and an Intellectual Property Oversight Committee. These committees, their principal functions and their respective memberships are described below. It is anticipated that the Board will reconfigure the members of the committees immediately following the Annual Meeting.

  Audit Committee

        The current members of the Audit Committee are Mr. Shanley, who serves as Chairman, Dr. Bloom and Mr. Patchen. Each of the members of the Audit Committee is independent as defined by the applicable NASDAQ listing standards and Securities and Exchange Commission ("SEC") rules applicable to audit committee members. Our Board has determined that Mr. Shanley also qualifies as an audit committee financial expert as defined by the SEC.

        The Audit Committee oversees our financial reporting process and system of internal control over financial reporting, and selects and oversees the performance of, and approves in advance the services provided by, our independent registered public accounting firm. The Audit Committee provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the Board. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. The Audit Committee also oversees our whistleblower policy for receiving and handling complaints or concerns regarding accounting, internal accounting controls or auditing matters.

        The Audit Committee held four meetings during the year ended December 31, 2007. A copy of the Audit Committee's charter is posted on our website at www.redpointbio.com and is also attached to this proxy statement as Exhibit A. The Audit Committee Report is included in this proxy statement at page 32.

  Nominating and Governance Committee

        The current members of the Nominating and Governance Committee (the "Governance Committee") are Mr. Chefitz, who serves as Chairman, Mr. Patchen, Dr. Scher and Dr. Smith. All of the members of the Governance Committee is independent as defined by the applicable NASDAQ listing standards.

        The Governance Committee assists the Board in fulfilling its responsibilities regarding the oversight of the composition of the Board and other corporate governance matters. Among its other duties, the Governance Committee evaluates nominees and reviews the qualifications of individuals eligible to stand for election and reelection as directors and makes recommendations to the Board on this matter; oversees compliance with our Code of Business Conduct; reviews and approves related party transactions; recommends and advises the Board on certain other corporate governance matters; and oversees the Board's performance evaluation process.

        The Governance Committee did not hold any meetings during the year ended December 31, 2007. A copy of the Governance Committee's charter is posted on our website at www.redpointbio.com.

  Intellectual Property Oversight Committee

        The current members of the Intellectual Property Oversight Committee (the "IP Committee") are Dr. Bloom, who serves as Chairman, Dr. Mollica and Dr. Scher. All of the members of the IP Committee is independent as defined by the applicable NASDAQ listing standards.

        The IP Committee assists the Board in evaluating the Company's strategic business decisions and reviewing the Company's strategy and policy with respect to the development and protection of its intellectual property. Among its other duties, the IP Committee provides oversight of the Company's management of those activities.

        The IP Committee did not hold any meetings during the year ended December 31, 2007. A copy of the IP Committee's charter is posted on our website at www.redpointbio.com.

  Compensation Committee

        The current members of the Compensation Committee are Dr. Smith, Dr. Bloom, Mr. Chefitz and Dr. Kjaergaard. Dr. Smith serves as Chairman of the Compensation Committee. All of the current members of the Compensation Committee is independent as defined by the applicable NASDAQ listing standards.

        Decisions regarding the compensation of our executive officers are made by the Compensation Committee. The Compensation Committee's principal responsibilities include reviewing Redpoint's overall compensation philosophy and the adequacy and market competitiveness of our compensation plans and programs, evaluating the performance of and reviewing and approving compensation for our executive officers, evaluating and recommending director compensation, and reviewing and discussing with management the Compensation Discussion and Analysis included in this proxy statement. The Compensation Committee also administers our equity-based and other incentive plans, including assuming responsibility for granting, or delegating as appropriate the authority for granting, and making decisions with respect to, awards under our equity compensation and other incentive plans.

        To assist the Compensation Committee in its efforts to meet the objectives and responsibilities outlined above, management has retained an executive compensation consulting firm. During 2007, the Company retained Strategic Outsourcing Solutions LLC, a compensation consulting firm that works with a number of local life science companies, to advise the Compensation Committee on various matters related to executive compensation and compensation programs. For additional information on the projects undertaken by these consultants, see the discussion under "Compensation Discussion and Analysis" included in this proxy statement. The consultants were engaged to provide general executive compensation consulting services and to respond to questions as needed. In addition, the consultants perform special executive compensation projects and consulting services from time to time as directed by the Compensation Committee and may from time to time advise management, with the Compensation Committee's consent. The consultants were hired by management and report to the Compensation Committee. Pursuant to its charter, the Committee has the power to hire and fire such consultants and to engage other advisors. The human resources consultant retained by management also provides information and support to the Compensation Committee as requested.

        The Compensation Committee held two meetings during the year ended December 31, 2007. A copy of the Compensation Committee's charter is posted on our website at www.redpointbio.com. The Compensation Committee Report is included in this proxy statement at page 24.

Compensation Committee Interlocks and Insider Participation

        Except for Dr. Salemme, none of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our Board or compensation committee. None of the members of our compensation committee has ever been our employee or one of our officers.

Stockholder Communications to the Board of Directors

        Stockholders may send communications to our Board in writing, addressed to the full Board of Directors or a specific committee of the Board, c/o Scott M. Horvitz, Chief Financial Officer, 7 Graphics Drive, Ewing, New Jersey 08628, telephone: (609) 637-9700, email shorvitz@redpointbio.com.

Code of Conduct

        We have adopted a Code of Conduct that applies to our employees (including our principal executive officer, chief financial officer and other members of our finance and administration department) and our directors. Our Code of Conduct is posted on our website at www.redpointbio.com. In addition, we intend to post on our website all disclosures that are required by law or NASDAQ listing standards concerning any amendments to, or waivers from, any provision of our Code of Conduct.

Compensation of our Directors

        Discussed in the following paragraphs and tables is the compensation paid to the non-employee directors who serve on our Board. Directors who are also our employees do not receive any additional compensation for their service as directors of the Company.

2007 Compensation

        During our 2007 fiscal year, directors who were employees did not receive any cash remuneration for serving as directors. We reimbursed each non-employee member of our Board for out-of-pocket expenses incurred in connection with attending our Board and Committee meetings. We also paid each of our non-employee directors a fee for each Board and Committee meeting attended, of $1,500 for each Board meeting attended in person and $750 for Board meetings attended by telephone, and $1,000 for each Committee meeting attended in person and $500 for Committee meetings attended by telephone. Each of our non-employee directors received an annual retainer of $17,500 for service as a director and the Chairman of our Board received an annual retainer of $50,000, both paid quarterly and pro-rated for the period of time such person held the position during 2007. The Chairman of our Audit Committee received an additional annual retainer of $10,000; other committee chairmen received an additional annual retainer of $5,000.

        Additionally, under the non-employee director compensation program in place during 2007, certain of our non-employee Board members who joined our Board in 2007 received annual option grants to purchase 50,000 shares of common stock for their services as directors, granted on or before the date of the initial Board meeting appointing such director to serve on our Board and fully vesting on the first anniversary of the grant date, subject to the director's continued service as a director.

        The following table further summarizes the compensation paid by us to our non-employee directors during the 2007 fiscal year. Except as noted below, all of our directors are paid at the same rate. The differences among directors in the table below are a function of dates of service on the Board during the year, additional compensation for chairing a committee and varying numbers of meetings attended during 2007 and corresponding payments of meeting fees.

Name(1) (a)	Fees Earned or Paid in Cash ($)(2) (b)	Stock Awards ($) (c)	Option Awards ($) (3)(4) (d)	Non-Equity Incentive Plan Compensation ($) (e)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (f)	All Other Compensation ($) (g)	Total ($) (h)
Joseph Mollica, Ph.D.	$1,644	—	$829	—	—	—	$2,473
Robert Chefitz(5)	—	—	—	—	—	—	—
Leif Kjaergaard, Ph.D.(5)	—	—	—	—	—	—	—
David Patchen(5)	—	—	—	—	—	—	—
Philip L. Smith, Ph.D.(5)	—	—	—	—	—	—	—
Allen Bloom, Ph.D.	$9,529	—	$7,433	—	—	—	$16,962
Irwin Scher, M.D.	$9,029	—	$7,433	—	—	—	$16,462
Richard P. Shanley, CPA	$12,545	—	$7,433	—	—	—	$19,978

(1)
Dr. Raymond F. Salemme, our President and Chief Executive Officer, is not included in this table as he is an employee of Redpoint and thus receives no compensation for his services as a director. The compensation received by Dr. Salemme is shown in the Summary Compensation Table and other executive compensation tables included in this proxy statement.

(2)
Consists of amounts described under "Compensation of our Directors—2007 Compensation."

(3)
Represents the compensation cost recognized for financial statement reporting purposes for the 2007 fiscal year, in accordance with Statement of Financial Accounting Standards No. 123 (revised), "Share-Based Payment" ("SFAS 123R"), with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. For information regarding assumptions underlying the SFAS 123R valuation of option awards, see Note 12 of the Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(4)
The aggregate grant date fair value of the stock options granted to each of the directors in 2007 in accordance with FAS 123R was $94,421. The following table lists the number of outstanding options held by each of the directors included in the table above as of December 31, 2007, and provides additional information concerning the options granted to these directors during 2007, each of which fully vests on the first anniversary of the grant date (except for options to purchase 41,730 shares of Redpoint's common stock held by Dr. Mollica, which vest 1/3 on each anniversary of the grant date for three consecutive years), and was granted at an exercise price equal to the closing price of Redpoint's common stock as reported by the OTC Bulletin Board on the respective date of grant.

(5)
Such director waived any and all fees associated with being a director.

Name	Options Outstanding as of December 31, 2007 (#)	Options Granted in 2007 Fiscal Year (#)	Date of 2007 Option Grant	2007 Option Expiration Date	2007 Option Exercise Price ($/Sh)	Grant Date Fair Value of Option Awards Granted in 2007 ($)
Joseph Mollica, Ph.D.(1)	91,730	50,000	12/19/2007	12/18/2017	$0.67	$20,432
Allen Bloom, Ph.D.	50,000	50,000	9/12/2007	9/12/2017	$0.80	$24,663
Irwin Scher, M.D.	50,000	50,000	9/12/2007	9/12/2017	$0.80	$24,663
Richard P. Shanley, CPA	50,000	50,000	9/12/2007	9/12/2017	$0.80	$24,663

(1)
Dr. Mollica previously received options to purchase 41,730 shares of Redpoint's common stock pursuant to a consulting agreement dated November 20, 2006, whereby Dr. Mollica provided consulting services to the Company in return for a yearly stipend of $15,000, in addition to options to purchase common stock.

OUR EXECUTIVE OFFICERS

        Below is information about each of our named executive officers. This information includes each officer's age, his or her position with Redpoint, the length of time he or she has held each position and his or her business experience for at least the past five years. Our Board elects our officers annually, and officers serve until they resign or the board terminates their position. There are no family relationships among any of our directors, nominee for director and executive officers.

Name	Age	Position
F. Raymond Salemme, Ph.D.	62	Chief Executive Officer and President
Scott M. Horvitz	49	Chief Financial Officer, Treasurer and Secretary
Robert W. Bryant, Ph.D.	63	Vice President, Discovery Research
Scott A. Siegel, Ph.D.	51	Vice President, Corporate Development

        F. Raymond Salemme, Ph.D. became Robcor's President on April 20, 2007 and Robcor's Chief Executive Officer and director on March 12, 2007. Dr. Salemme has been the Chief Executive Officer of Original Redpoint since June 2004. From April 2003 to December 2003, Dr. Salemme was engaged by Johnson & Johnson Pharmaceuticals as a consultant to assist management with the acquisition of 3-Dimensional Pharmaceuticals, Inc., or 3DP, a publicly traded biotechnology company founded in 1993, and acquired by Johnson & Johnson in 2003. Dr. Salemme was the founder of 3DP, and from February 1993 to April 2003, Dr. Salemme served in various positions at 3DP, including President and Chief Scientific Officer. Dr. Salemme established and directed the technical, operating, business and financing strategies leading to 3DP's initial public offering in 2000, and was co-inventor on 24 of 3DP's key technology patents. Prior to 3DP, Dr. Salemme directed research groups for biophysics, computational chemistry, and structure-based drug design at Sterling Winthrop Pharmaceuticals and DuPont Merck Pharmaceuticals. Prior to DuPont Merck, he worked at DuPont Central Research, where he directed molecular design teams involved in the discovery of new pharmaceuticals, agrochemicals, and engineered biopolymers. Dr. Salemme joined DuPont from Genex Corporation, one of the first biotechnology companies, where he pioneered the use of X-ray crystallography and computer-aided molecular design for engineering proteins with novel or enhanced functional properties. Prior to Genex, Dr. Salemme was Professor of Chemistry and Biochemistry at the University of Arizona, where he worked in the area of structural proteomics and determined the 3D X-ray structures of several proteins involved in biological electron transfer. Dr. Salemme holds a B.A. in Molecular Biophysics from Yale University and a Ph.D. in Chemistry from the University of California at San Diego. Dr. Salemme participates in advisory committees at National Institutes of Health, and is a Board member at Gene Network Sciences, a systems biology company.

        Scott M. Horvitz became Robcor's Chief Financial Officer, Treasurer and Secretary on March 12, 2007. Mr. Horvitz has been Original Redpoint's Chief Financial Officer, Corporate Secretary and Treasurer since July 2004. Mr. Horvitz has approximately 25 years of experience in accounting and financial management of biotechnology companies, including the management of initial public offerings with his two previous companies. Prior to becoming Chief Financial Officer of Original Redpoint, Mr. Horvitz was a consultant to Original Redpoint from August 2003 to June 2004. Previously, Mr. Horvitz co-founded 3-Dimensional Pharmaceuticals, Inc. where he worked from September 1993 until its acquisition by Johnson & Johnson in July 2003, most recently serving as its Chief Financial Officer and Corporate Secretary and Treasurer. Prior to 3DP, Mr. Horvitz was the Executive Director of Finance and Human Resources with Magainin Pharmaceuticals (now called Genaera Corp). Mr. Horvitz holds a B.S. in Accounting from the University at Albany and is a Certified Public Accountant. He serves on the Board of Directors on Protez Pharmaceuticals, Inc. and is the Chairman of its Audit Committee.

        Robert W. Bryant, Ph.D. became Robcor's Vice President of Discovery Research on March 12, 2007. Dr. Bryant has served as Original Redpoint's Vice President of Discovery Research since April 2004 and has more than two decades of industrial experience. Prior to joining Original Redpoint, Dr. Bryant was with Schering Plough Pharmaceuticals from March 1983 to December 2003. Dr. Bryant spent 13 years directing research, assay design and assay implementation for high throughput screening (HTS) in the New Leads Discovery and Allergy-Inflammation departments at the Schering-Plough Research Institute. Dr. Bryant's groups developed more than 150 HTS assays for drug discovery programs at Schering and were responsible for the adoption and implementation of numerous advanced HTS technologies. Prior to Schering, Dr. Bryant served as an Associate Professor of Biochemistry at the George Washington University Medical School in Washington, D.C. He obtained a postdoctoral fellowship in natural product biosynthesis at the University of Pittsburgh, a Ph.D. in Biochemistry at Florida State University and a B.S. in Polymer Chemistry at the SUNY College of Environmental Science and Forestry at Syracuse University. He has 46 major publications and has presented at numerous national and international meetings.

        Scott A. Siegel, Ph.D. was appointed as our Vice President of Corporate Development on October 1, 2007. Prior to joining the Company, Dr. Siegel spent eight years with Johnson & Johnson, most recently as Worldwide Strategic Marketing New Business Development Director, with responsibility for commercial review of global oncology therapeutics licensing opportunities. In this capacity, he led the establishment of a worldwide business case for deals by creating and leading cross-functional assessment teams consisting of Johnson & Johnson affiliates located across the globe. Before that, Dr. Siegel served in various positions, including Executive Director, New Business Development and Senior Director, at Ortho Biotech Products, L.P., also a Johnson & Johnson affiliate. While there, Dr. Siegel was responsible for new business development strategy and technology assessment with a focus in the areas of drug delivery and lifecycle management, among others. While at Ortho Biotech he led or played a key role in the transaction and execution of several licensing agreements with US and international business partners. Earlier in his career, Dr. Siegel served as Senior Director, Preclinical Research and Product Development for Phytera, Inc.; Associate Director, Immunobiology Research and Development for Centocor, Inc., and; Section Leader, Immunodiagnostics Department at Becton Dickinson and Company. He also served, from 1988 to 1995, as Adjunct Associate Professor of Microbiology at the University of Pennsylvania, School of Dental Medicine. Dr. Siegel earned his Bachelor of Science degree from the State University of New York, College at New Paltz, where he majored in biology. Dr. Siegel also earned a Ph.D. in biochemistry from the State University of New York, Downstate Medical Center and completed his postdoctoral studies in the Department of Pharmacology at Yale University School of Medicine.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

        This Compensation Discussion and Analysis discusses the principles underlying Redpoint's compensation policies and decisions and the principal elements of compensation paid to our executive officers during the 2007 fiscal year. The Company's Chief Executive Officer, or CEO, Chief Financial Officer, or CFO, and the other executive officers included in the Summary Compensation Table below will be referred to as the "named executive officers." For purposes of this Compensation Discussion and Analysis, references to share, per share price numbers, and compensation earned prior to the closing of the Reverse Merger, relate to Original Redpoint (the private entity prior to the Reverse Merger) unless otherwise stated. Our discussion focuses on compensation and practices relating to our most recently completed fiscal year.

Compensation Objectives and Philosophy

        The Compensation Committee of the Board of Directors, referred to herein as the Committee, oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. As part of such process, the Committee seeks to accomplish the following objectives with respect to Redpoint's executive compensation programs:

  •
  Motivate, recruit and retain executives capable of meeting Redpoint's strategic objectives;

  •
  Provide incentives to ensure superior executive performance and successful results for Redpoint; and

  •
  Align the interests of executives with the long-term interests of shareholders.

        The Committee seeks to achieve these objectives by:

  •
  Establishing a compensation structure that is both market competitive and internally fair;

  •
  Linking a substantial portion of compensation to Redpoint's achievement of corporate objectives and the individual's contribution to the attainment of those objectives; and

  •
  Providing long-term equity-based incentives.

Setting Executive Compensation

        It is the Committee's objective to set the total annual compensation of each executive officer at levels that are competitive for comparable positions based on available industry data. However, in determining the compensation of each executive officer, the Committee also considers a number of other factors, including recent Company and individual performance, the CEO's recommendations, cost of living and internal pay equity. There is no pre-established policy for allocation of compensation between cash and non-cash components or between short-term and long-term components. Instead, the Committee determines the mix of compensation for each executive officer based on its review of the competitive data and its subjective analysis of that individual's performance and contribution to the Company's overall performance. In addition, the CEO provides the Committee with a detailed review of the performance of the other executive officers and makes recommendations to the Committee with respect to the compensation packages for those officers.

        For purposes of measuring the competitive levels of the cash elements of our officer compensation package for the 2007 fiscal year, the compensation committee relied on the 2007 Radford Global Life Sciences Survey Report (Radford Survey), generally benchmarking companies with less than 50 employees, as its primary source of market data. The Committee is committed to the ongoing evaluation of our compensation programs through surveys, analysis, and best practices within the biotechnology industry.

Components of Compensation

        We have structured our company-wide employee compensation programs to attract, develop, motivate and retain top talent and to focus our employees, including our named executive officers, on key business goals that enhance stockholder value. We use compensation as a means to reinforce our desired culture and unique corporate environment. The principal components of 2007 compensation that we provided to our named executive officers were designed to meet the following objectives of our executive compensation program:

  •
  Base salary;

  •
  Annual short-term cash incentives;

  •
  Long-term equity incentive awards;

  •
  Retirement and health insurance benefits; and

  •
  Change in control and other severance agreements.

        It is important to note that we do not have any non-qualified deferred compensation programs, pension plans or supplemental executive retirement plans for our named executive officers. The only deferral programs that allows our other named executive officers to accumulate a retirement income source are our 401(k) savings plan, which is subject to dollar limitations imposed under the federal tax laws on the maximum amount an individual can contribute each year. Accordingly, the equity incentive awards provide to our named executive officers are intended to serve as the primary source of wealth-accumulation for our named executive officers while at the same time incentivizing them to contribute to our financial success as measured in terms of appreciation in the value of our common stock.

        The Committee reviews the compensation program periodically, including each of the above elements, to determine whether they provide appropriate incentives and motivation to our executive officers and whether they adequately compensate our executive officers relative to comparable officers in other companies with which we compete for executives. Based upon the information and data presented to it, the Committee generally views the compensation paid to our executive officers as fair, reasonable and competitive.

Base Salary

        In General—It is the Committee's objective to set a competitive rate of annual base salary for each executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for companies to provide their executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Committee works with the Company's CFO to establish salary bands for the executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each executive officer is then derived from those salary bands based on his or her responsibility, tenure and past performance and market comparability.

        Changes for Fiscal Year 2008—The table below shows annual 2007 and 2008 base salary rates for each named executive officer:

Name	Title	2007 Salary	2008 Salary	% Increase
Dr. F. Raymond Salemme	Chief Executive Officer and President	$330,000	$350,625	6.25
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	$236,993	$251,805	6.25
Dr. Robert W. Bryant	Vice President—Discovery Research	$198,488	$208,909	5.25
Dr. Scott A. Siegel	Vice President of Corporate Development	$220,000	$222,888	1.31

        The 2007 base salaries for each of our named executive officers were between the 25th to 75th percentiles for comparable positions when compared to the Radford Survey.

Annual Bonuses

        In General—As part of their compensation package, the Company's executive officers have the opportunity to earn annual cash incentive awards under the Company's cash bonus program. The bonus program is designed to reward superior executive performance while reinforcing the Company's short-term strategic operating goals. The target awards, based on percentage of base salary were determined at the time the named executive was hired. Annual bonus targets as a percentage of salary generally increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance. All of our employees are eligible to participate in our cash bonus program.

        Fiscal 2007 Performance Measures and Payouts—Target awards for 2007 ranged from 25% to 40% of base salary for the executive officers and are payable based on the Committee's subjective review of both Company and individual performance and the achievement of corporate and individual goals. The target bonus for the Chief Executive Officer is allocated 90% for corporate goals and 10% for individual performance. For the other officers, the target bonus is allocated 80% for corporate goals and 20% for individual performance.

        When assessing corporate performance, the Committee reviews how the overall Company did in achieving its key objectives, varying from year to year, but including financial goals, corporate development and scientific progress. Each factor is given a weight in proportion to the relative level of importance as determined by the board of directors. For 2007, the Committee weighted the key areas as follows: financial goals—50%; corporate development goals—25%; and scientific goals—25%. In determining the achievement of the Company's 2007 key objectives, the Committee considered, in particular: the private placement, in which the Company raised net proceeds of $28.6 million; the signing of a multi-year R&D collaboration and licensing agreement with Givaudan; the move into a new, state-of-the-art, 18,500 square foot facility; the signing of a one year research agreement with The Coca-Cola Company; the expansion of our Board of Directors, senior management and scientific teams; and the filing of patents covering key aspects of the Company's technology. Overall, the Committee determined that the Company achieved 95% of its corporate objectives.

        The table below details fiscal 2007 annual bonus targets and actual bonus amounts.

Name	Title	2007 Target Bonus ($)	2007 Target Bonus (% Salary)	2007 Actual Bonus ($)	2007 Actual Bonus (% Salary)
Dr. F. Raymond Salemme	Chief Executive Officer and President	$132,000	40%	$125,400	38.0%
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	$71,098	30%	$67,500	28.5%
Dr. Robert W. Bryant	Vice President—Discovery Research	$49,622	25%	$46,600	23.5%
Dr. Scott A. Siegel(1)	Vice President of Corporate Development	—	—	—	—

(1)
Dr. Siegel did not become an executive officer of Redpoint until September 2007, and thus was not eligible to receive a bonus for the 2007 fiscal year.

        The 2007 target bonus percentages for each of our named executive officers were between the 25th to 75th percentiles for comparable positions when compared to the Radford Survey.

Long-Term Incentive Equity Awards

        A significant portion of each senior executive's compensation is provided in the form of long-term incentive equity awards. It is the Committee's belief that properly structured equity awards are an effective method of aligning the long term interests of senior management with those of the Company's shareholders. All of our employees are eligible to receive long-term incentive awards.

        Fiscal Year 2007 Awards—Upon the close of the Reverse Merger, we adopted and assumed Original Redpoint's 2003 Stock Incentive Plan, as amended, and the 2007 Omnibus Equity Compensation Plan to create an aggregate pool of stock options representing approximately 16% of the shares of the Company's common stock, calculated on a fully-diluted basis immediately following the close of the Private Placement and Reverse Merger, referred to herein as the Employee Stock Option Pool. The Employee Stock Option Pool will be used to attract and retain qualified employees, directors and consultants and will be granted from time to time under the guidance and approval of the Company's Board of Directors or its compensation or similar committee.

        Also upon the closing of the Private Placement and the Reverse Merger, our Board of Directors granted to existing members of management and employees options to purchase an aggregate of 4,874,517 shares of common stock of Robcor at an exercise price of $0.81 per share, of which options to purchase 4,147,023 shares were granted to the named executive officers as follows:

Name	Title	Option grant
Dr. F. Raymond Salemme	Chief Executive Officer and President	2,274,156(1)
Dr. Susan Welsh(2)	President	759,215(1)
Scott M. Horvitz	Chief Financial Officer, Treasurer and Secretary	758,048(1)
Dr. Robert W. Bryant	Vice President—Discovery Research	355,604(1)
Dr. Scott A. Siegel	Vice President of Corporate Development	500,000(3)

(1)
Such options were granted on March 12, 2007 in connection with the Reverse Merger.

(2)
As a result of Dr. Welsh's resignation on April 25, 2007, all of her options that were granted on March 12, 2007 were terminated.

(3)
Such options were granted on October 1, 2007 in connection with Dr. Siegel's appointment as Vice President of Corporate Development.

        These options vest 25%, upon the first anniversary of the date of grant and ratably each month thereafter through the fourth anniversary of the date of grant. In determining the above number of options granted to the named executive officers, the Committee used a formula approach based on the ownership percentage for each named executive officer whereby after the new grant their ownership percentage after the Private Placement (based upon the achievement of the minimum offering amount) was equal to approximately 80% of their ownership percentage prior to the Private Placement. The Committee believes this was an appropriate balance between the need to provide incentives to the named executive officers and at the same time have them share in some level of dilution.

Retirement and Health Insurance Benefits

  Retirement Benefits

        Executive officers are eligible to participate in the Company's tax-qualified 401(k) defined contribution plan. The plan is available to all eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited by the maximum amounts allowable under federal tax regulations. The Company has the discretion to make contributions to the plan and offers a Company match of 50% of up to 6% of an employee's contribution.

        Other Benefits and Perquisites—All employees, including executive officers, are eligible to receive standard health, disability and life insurance benefits.

Specific Compensation Packages

        To further assist our stockholders in understanding the elements of compensation disclosed in the Summary Compensation Table, we think it is important to discuss in more detail the compensation packages in effect for Ray Salemme, our Chief Executive Officer and President, and Scott M. Horvitz, our Chief Financial Officer, Treasurer and Secretary. Each of these packages was negotiated at arm's length before they commenced work with us.

Internal pay equity section

        The relative difference between the annual compensation package provided the CEO in the form of base salary, short-term incentive compensation and long-term equity awards and the comparable compensation packages provided the Company's other executive officers has not increased significantly since his hiring in June 2004 and which we believe is a fair and equitable allocation among all the executive officers.

IRC Section 162(m) compliance

        As a result of Section 162(m) of the Internal Revenue Code, publicly-traded companies such as Redpoint are not allowed a federal income tax deduction for compensation, paid to the CEO and certain other executive officers, to the extent that such compensation exceeds $1 million per officer in any one year and does not otherwise qualify as performance-based compensation. The Company's Plan is structured so that compensation deemed paid to an executive officer in connection with the exercise of a stock option should qualify as performance-based compensation that is not subject to the $1 million limitation. Other awards made under the Plan may or may not so qualify. In establishing the cash and equity incentive compensation programs for the executive officers, it is the Committee's view that the potential deductibility of the compensation payable under those programs should be only one of a number of relevant factors taken into consideration, and not the sole governing factor. For that reason the Committee may deem it appropriate to continue to provide one or more executive officers with the opportunity to earn incentive compensation, including cash bonus programs tied to the Company's financial performance and restricted stock unit awards, which may be in excess of the amount deductible by reason of Section 162(m) or other provisions of the Internal Revenue Code. It is the Committee's belief that cash and equity incentive compensation must be maintained at the requisite level to attract and retain the executive officers essential to the Company's financial success, even if all or part of that compensation may not be deductible by reason of the Section 162(m) limitation. However, for the 2007 fiscal year, the total amount of compensation paid by the Company (whether in the form of cash payments or upon the exercise or vesting of equity awards) should be deductible and not affected by the Section 162(m) limitation.

Compensation Committee Report

        The information contained in this report shall not be deemed to be "soliciting material" or "filed" with the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, the Exchange Act, except to the extent that Redpoint Bio Corporation specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

        The Compensation Committee is responsible for evaluating and approving the compensation for the executive officers. Management has primary responsibility for our Company's financial statements and reporting process, including the disclosure of executive compensation. The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis set forth above. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly represents the objectives and actions of the Compensation Committee. The Compensation Committee has recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Submitted by: The Compensation Committee of the Board of Directors
Philip L. Smith, Ph.D., Chairman Allen Bloom, Ph.D. Robert Chefitz Leif Kjaergaard, Ph.D.

EXECUTIVE COMPENSATION TABLES

2007 Summary Compensation Table

        The following 2007 Summary Compensation Table provides certain information concerning the compensation earned for services rendered in all capacities to us for the year ended December 31, 2007 for our named executive officers. No other executive officers who would have otherwise been includable in such table on the basis of total compensation for the 2007 fiscal year have been excluded by reason of their termination of employment or change in executive status during that year.

Name and Principal Position (a)	Year (b)	Salary($) (c)		Bonus(1) ($) (d)		Stock Awards ($) (e)	Option Awards(2) ($) (f)		Non-Equity Incentive Plan Compensation ($) (g)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (h)	All Other Compensation(3) ($) (i)		Total ($) (j)
F. Raymond Salemme, Ph.D. President and Chief Executive Officer(4)	2007 2006	$ $	330,000 300,000	$ $	125,400 120,000	— —		$240,520 —	— —	— —		$6,750 —	$ $	702,670 420,000
Scott M. Horvitz Chief Financial Officer, Treasurer and Secretary(5)	2007 2006	$ $	236,993 220,973	$ $	67,500 66,300	— —		$80,173 —	— —	— —		$6,750 —	$ $	391,416 287,273
Robert W. Bryant, Ph.D. Vice President—Discovery Research(6)	2007 2006	$ $	198,488 186,813	$ $	46,600 44,400	— —		$37,609 —	— —	— —		$6,750 —	$ $	289,447 231,213
Scott A. Siegel, Ph.D. Vice President of Corporate Development(7)	2007 2006		$55,000 —		$55,000 —	— —		$13,965 —	— —	— —		$1,283 —		$125,248 —
Timothy P. Halter Chief Executive Officer, President, Chief Financial Officer and Secretary(8)	2007 2006		— —		— —	— —		— —	— —	— —		— —		— —
Michael Heitz Executive Vice President(9)	2007 2006		— —		— —	— —		— —	— —	— —		— —		— —
Susan M. Welsh, Ph.D. President(10)	2007 2006	$ $	65,000 258,917		— —	— —	$ $	11,240 15,017	— —	— —	$ $	170,350 1,800	$ $	246,590 275,734
(1)
Except for Dr. Siegel's bonus which represents a signing bonus in connection with his employment agreement, the bonus amounts in this column reflect discretionary bonuses earned for performance during the 2007 fiscal year, whether or not actually paid during 2007. Dr. Siegel receiving a portion of his signing bonus equal to $15,000 upon the execution of his employment agreement, a portion on January 1, 2008 and the remainder will be paid on the first anniversary of his employment with the Company.

(2)
Represents the compensation cost recognized for financial statement reporting purposes for the 2007 fiscal year, in accordance with SFAS 123R, with respect to the portion of the option awards which vested in that year, including awards which may have been granted in earlier years. The reported dollar amounts do not take into account any estimated forfeitures related to service-based vesting conditions. Except for Ms. Welsh, none of the named executive officers forfeited any option awards during the 2007 fiscal year. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 12 of the Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

(3)
For each named executive officer other than Ms. Welsh, the amounts shown in this column represent an employer matching contribution to a 401(k) plan. For Ms. Welsh, this amount represents severance she received in connection with her departure from the Company.

(4)
On March 12, 2007, in connection with the Reverse Merger Agreement, Dr. Salemme became the Chief Executive Officer of Robcor and on April 20, 2007, Dr. Salemme became the President of Robcor. Prior to March 12, 2007, Dr. Salemme served at Original Redpoint as Chief Executive Officer. The compensation shown in this table includes the amount Dr. Salemme received from Original Redpoint prior to March 12, 2007.

(5)
On March 12, 2007, in connection with the Reverse Merger Agreement, Mr. Horvitz became the Chief Financial Officer, Treasurer and Secretary of Robcor. Prior to March 12, 2007, Mr. Horvitz served at Original Redpoint as Chief Financial Officer. The compensation shown in this table includes the amount Mr. Horvitz received from Original Redpoint prior to March 12, 2007.

(6)
On March 12, 2007, in connection with the Reverse Merger Agreement, Dr. Bryant became the Vice President—Discovery Research of Robcor. Prior to March 12, 2007, Dr. Bryant served at Original Redpoint as Vice President—Discovery Research. The compensation shown in this table includes the amount Dr. Bryant received from Original Redpoint prior to March 12, 2007.

(7)
Dr. Siegel was appointed as Redpoint's Vice President of Corporate Development on October 1, 2007.

(8)
Mr. Timothy P. Halter resigned from all offices he held with Robcor on March 12, 2007. Mr. Halter was Chief Executive Officer, President, Chief Financial Officer and Secretary of Robcor prior to the Reverse Merger.

(9)
Mr. Michael Heitz resigned from all offices he held with Robcor on March 12, 2007. Mr. Heitz was Executive Vice President of Robcor prior to the Reverse Merger.

(10)
On March 12, 2007, in connection with the Reverse Merger Agreement, Dr. Welsh became the President of Robcor. Prior to March 12, 2007, Dr. Welsh served at Original Redpoint as President. The compensation shown in this table includes the amount Dr. Welsh received from Original Redpoint prior to March 12, 2007. Dr. Welsh resigned from all offices she held with Robcor and Original Redpoint on March 30, 2007.

Grants of Plan-Based Awards in 2007

        The following table provides additional information about awards granted to our named executive officers in 2007.

								All Other Stock Awards: Number of Shares of Stock or Units (#) (i)
									All Other Option Awards: Number of Securities Underlying Options (#) (j)			Grant Date Fair Value of Stock and Option Awards ($)(2) (l)
		Potential Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards						Exercise or Base Price of Option Awards $/Sh)(1) (k)
Name (a)	Grant Date (b)	Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
F. Raymond Salemme, Ph.D.	3/12/2007								2,274,156		$0.81	$1,194,418
Scott M. Horvitz	3/12/2007								758,048		$0.81	$398,137
Robert W. Bryant, Ph.D.	3/12/2007								355,604		$0.81	$186,768
Scott A. Siegel, Ph.D.	10/1/2007								500,000		$0.70	$224,048
Susan M. Welsh, Ph.D.	3/12/2007								759,215	(1)	$0.81	$398,750
Timothy P. Halter	—								—		—	—
Michael Heitz	—								—		—	—
(1)
As a result of Dr. Welsh's resignation on April 25, 2007, all of her options that were granted on March 12, 2007 were terminated.

(2)
Represents the grant date fair value under SFAS 123R of stock options awarded in 2007. For information regarding assumptions underlying the SFAS 123R valuation of equity awards, see Note 12 of the Financial Statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Employment Agreements

        During 2007, certain of our named executive officers were employed pursuant to offer letters with us. Each offer letter specifies, among other things, the named executive officer's initial base salary, bonus opportunity, entitlement to participate in our benefits plans and (with the exception of Dr. Bryant's offer letter) post-termination benefits and obligations. The post-termination benefits are described in the section entitled "Potential Payments on Termination and Change of Control" appearing on page 29 of this proxy statement.

        Dr. F. Raymond Salemme is currently employed by us as our Chief Executive Officer pursuant to an offer letter, dated May 25, 2004. Dr. Salemme's offer letter provides for a monthly base salary. Dr. Salemme's current monthly salary is $29,219, or $350,625 on an annual basis. Pursuant to his offer letter, Dr. Salemme is also eligible for certain other benefits paid for by us, including, among other things, annual bonuses, long-term incentive compensation and health care insurance coverage. Dr. Salemme's employment is "at will" and not for any specified period of time. Pursuant to the terms of his offer letter, if we terminate his employment without cause or if he terminates his employment for good reason, Dr. Salemme will be entitled to receive his monthly salary, benefits and the vesting of stock options for 12 months. If we terminate his employment for cause, Dr. Salemme will not be entitled to any subsequent payments. Dr. Salemme's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

        Scott M. Horvitz is currently employed by us as our Chief Financial Officer pursuant to an offer letter, dated June 28, 2004. Mr. Horvitz's offer letter provides for a monthly base salary. Mr. Horvitz's current monthly salary is $20,983, or $251,805 on an annual basis. Pursuant to his offer letter, Mr. Horvitz is also eligible for certain other benefits paid for by us, including, among other things, annual bonuses, long-term incentive compensation and health care insurance coverage. Mr. Horvitz's employment is "at will" and not for any specified period of time. Pursuant to the terms of his offer letter, if we terminate his employment without cause, Mr. Horvitz will be entitled to receive his monthly salary, benefits and the vesting of stock options for 12 months. If we terminate his employment for cause, Mr. Horvitz will not be entitled to any subsequent payments. Mr. Horvitz's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

        Dr. Scott A. Siegel is currently employed by us as our Vice President of Corporate Development pursuant to an offer letter, dated September 10, 2007. Dr. Siegel's offer letter provides for a monthly base salary. Dr. Siegel's current monthly salary is $18,574, or $222,888 on an annual basis. Pursuant to his offer letter, Dr. Siegel is also eligible for certain other benefits paid for by us, including, among other benefits, annual bonuses, long-term incentive compensation and health care insurance coverage. Dr. Siegel's employment is "at will" and not for any specified period of time. Pursuant to the terms of his offer letter, if we terminate his employment without cause, Dr. Siegel will be entitled to receive his monthly salary, benefits and the vesting of stock options for 12 months. If we terminate his employment for cause, Dr. Siegel will not be entitled to any subsequent payments. Dr. Siegel's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

        Dr. Robert W. Bryant is currently employed by us as our Vice President of Discovery Research pursuant to an offer letter, dated March 15, 2004. Dr. Bryant's offer letter provides for a monthly base salary. Dr. Bryant's current monthly salary is $17,409 , or $208,909 on an annual basis. Pursuant to his offer letter, Dr. Bryant is eligible for annual bonuses and certain fringe benefits including, without limitation, health care insurance coverage. Dr. Bryant's offer letter does not provide him with any payments or benefits if his employment with us is terminated. Dr. Bryant's offer letter required his execution of our standard confidentiality, nondisclosure, noncompetition and invention assignment agreement.

Outstanding Equity Awards at December 31, 2007

        The following table summarizes the equity awards we have made to our named executive officers that have not been exercised and remained outstanding as of December 31, 2007.

	Option Awards(1)						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)		Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
F. Raymond Salemme, Ph.D.	1,556,749	222,393 2,274,156		$ $	0.15 0.81	11/3/2014 3/12/2017
Scott M. Horvitz	58,823 35,498 379,921 53,937	64,865 758,048		$ $ $ $ $	0.15 0.15 0.15 0.15 0.81	12/17/2013 5/26/2014 11/3/2014 11/3/2014 3/12/2017
Robert W. Bryant, Ph.D.	186,915 50,174	21,735 18,836 355,604		$ $ $	0.15 0.15 0.81	5/26/2014 1/21/2015 3/12/2017
Scott A. Siegel, Ph.D.		500,000			$0.70	10/1/2017
Susan M. Welsh, Ph.D.(1)
Timothy P. Halter
Michael Heitz
(1)
Each stock option grant included in this table has a term of 10 years measured from the grant date and vests 25% on the first anniversary of the grant date and 1/48th on a monthly basis thereafter, until all such options are vested on the fourth anniversary of the grant date.

Option Exercises and Stock Vested in 2007 Fiscal Year

        The following table provides information regarding our named executive officers' exercise of stock options and vesting of restricted stock awards during the year ended December 31, 2007.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise (1)($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($) (e)
F. Raymond Salemme, Ph.D.	—	—	—	—
Scott M. Horvitz	—	—	—	—
Robert W. Bryant, Ph.D.	—	—	—	—
Scott A. Siegel, Ph.D.	—	—	—	—
Susan M. Welsh, Ph.D.(2)	247,482	$163,338	—	—
Timothy P. Halter	—	—	—	—
Michael Heitz	—	—	—	—
(1)
Calculated based on the closing market price of Redpoint's common stock on the respective date of exercise less the exercise price for such shares, but excluding any tax obligation incurred or other payment made in connection with the exercise.

(2)
Dr. Welsh resigned from all offices she held with Robcor and Original Redpoint on March 30, 2007, and entered into a separation agreement with Original Redpoint, dated April 25, 2007, pursuant to which unvested stock options granted to Dr. Welsh by Original Redpoint, which vest within six months of March 30, 2007, will vest immediately upon March 30, 2007. As a result, Dr. Welsh had vested options to purchase an aggregate of 247,482 shares of our common stock. Dr. Welsh's right to exercise any outstanding stock options would have terminated twelve months after March 30, 2007 on March 29, 2008, which represented a nine-month extension of the time period provided in the Incentive Stock Option Agreement, dated January 3, 2006, between Redpoint and Dr. Welsh, but on May 29, 2007, Dr. Welsh exercised all of her vested options to purchase an aggregate of 247,482 shares of our common stock, as set forth above.

Pension Benefits For 2007 Fiscal Year

        The table disclosing the value of accumulated benefits under and other information concerning defined benefit plans during the year is omitted because we do not have a defined benefit plan for our named executive officers or other employees. The only retirement plan available to our named executive officers in 2007 was our 401(k) plan which is available to all employees.

Nonqualified Deferred Compensation For 2007 Fiscal Year

        The table disclosing contributions to and aggregate earnings under or distributions from nonqualified defined contribution or other deferred compensation plans is omitted because we do not have any such nonqualified deferred compensation plans.

Potential Payments on Termination and Change of Control

        With the exception of Mr. Bryant's offer letter, the offer letters for each of our named executive officers provide each officer with certain payments and benefits termination of employment in certain circumstances and in connection with a change of control. This section describes these payments and benefits, with amounts based on the assumption that a named executive officer's termination of employment with us occurred on December 31, 2007. On December 31, 2007, the last reported sale price of our common stock on the OTC Bulletin Board was $0.72 per share. Actual amounts payable would vary based on the date of the named executive officer's termination of employment and can only be finally determined at that time.

        Unless specified otherwise, the information in this section is based upon the terms of the (i) Offer Letter between us and F. Raymond Salemme, dated as of May 25, 2004 ("Dr. Salemme's Letter"); (ii) Offer Letter between us and Scott M. Horvitz, dated as of June 28, 2004 ("Mr. Horvitz's Letter"), (iii) Offer Letter between us and Scott A. Siegel, dated as of September 10, 2007 ("Dr. Siegel's Letter"); and (iv) Offer Letter between us and Robert W. Bryant, dated as of March 15, 2004 ("Dr. Bryant's Letter"). Dr. Salemme's Letter, Mr. Horvitz's Letter, Dr. Siegel's Letter and Dr. Bryant's Letter are collectively referred to in this section as the "Offer Letters."

        Dr. Susan M. Welsh, who terminated her employment on March 30, 2007, is discussed at the end of this section under "Terminated Executive During The 2007 Calendar Year."

  Payments Upon Termination By The Company Without Cause

        With the exception of Dr. Bryant's Letter, the Offer Letters provide each of our named executive officers severance payments and benefits upon termination of their employment by us without cause. For Messrs. Salemme, Horvitz and Siegel, we will continue their respective base salaries (as in effect at the time of their termination of employment) for twelve months. We will also continue health and dental benefits for twelve months. Furthermore, each of Messrs. Salemme, Horvitz and Siegel will receive an additional twelve months of vesting following the date of their termination of employment with respect to their outstanding stock options. Furthermore, each of Messrs. Salemme, Horvitz and Siegel will receive an additional twelve months of vesting following the date of their termination of employment with respect to their outstanding stock options.

  Payments Upon Resignation By The Executive For Good Reason

        Only Dr. Salemme's Letter provides payments and benefits upon Dr. Salemme's resignation for good reason. If Dr. Salemme resigns for good reason, he will be entitled to the same payments and benefits that he would receive had his employment been terminated by us without cause. Dr. Salemme will have good reason to resign if: (i) there is any change in his title, demotion or diminution, or material reduction in his responsibilities, duties or authority, (ii) reduction in his salary or bonus compensation without his consent, (iii) relocation of our executive offices or his principal place of employment by more than forty miles from its current location without his consent, or (iv) any material breach by us of any provision of his Letter that is not cured.

  Payments Upon Termination For Cause or Without Good Reason

        The Offer Letters do not provide our named executive officers with any payments or other benefits in the event of their termination of employment by us for cause, or for Dr. Salemme only, his resignation without good reason, or for Messrs. Horvitz and Siegel, their resignation for any reason at any time. A termination for cause under the Offer Letters generally would result from an executive's: (i) engagement in intentional misconduct that materially harms us, (ii) conviction of a felony, (iii) act of fraud against us or willful material misappropriation of our property, (iv) material breach of the confidentiality, nondisclosure, noncompetition and invention assignment agreement between the executive and us, and (v) willful disregard of the executive's material duties despite adequate warnings from the Board.

  Payments Upon A Change Of Control

        Upon a change of control, the Offer Letters (with the exception of Dr. Bryant's Letter) provide that all outstanding stock options held by our named executive officers will become fully vested. A change of control includes (i) the acquisition of our company by merger, (ii) the sale of all or substantially all of our assets, (iii) the purchase of fifty percent or more of our voting securities, or (iv) any other reorganization resulting in a change of fifty percent or more in the ownership of our outstanding voting securities. Neither Dr. Bryant's Letter nor his stock option agreements provide for acceleration of his stock options upon a change of control.

  Resignation By Executive During The 2007 Calendar Year

        Effective as of March 29, 2007, Dr. Susan M. Welsh resigned as our President. In connection therewith, Dr. Welsh entered into a Separation Agreement and General Release with us, dated April 25, 2007 (the "Separation Agreement"), pursuant to which she received severance payments totaling $169,900. These amounts are paid in accordance with the terms of the Separation Agreement. In addition, Dr. Welsh's outstanding unvested stock options will accelerate an additional 6 months and all of her outstanding vested stock options will remain exercisable for a total of twelve months following her date of termination.

        The following table summarizes the amounts payable to each of our named executive officers based on the items described above with respect to each of the events set forth in the table.

	Without Cause	Good Reason	Upon Change of Control
F. Raymond Salemme, Ph.D.
Salary Continuation	$330,000	$330,000	—
Benefits Continuation	$22,607	$22,607	—
Option Acceleration	$126,764	$126,764	$126,764
Total	$479,371	$479,371	$126,764
Scott M. Horvitz
Salary Continuation	$236,993	—	—
Benefits Continuation	$22,607	—	—
Option Acceleration	$36,973	—	$36,973
Total	$296,573	—	$36,973
Scott A. Siegel, Ph.D.
Salary Continuation	$220,000	—	—
Benefits Continuation	$19,739	—	—
Option Acceleration	$2,917	—	$10,000
Total	$242,656	—	$10,000
Robert W. Bryant, Ph.D.
Salary Continuation	—	—	—
Benefits Continuation	—	—	—
Option Acceleration	—	—	—
Total	—	—	—

Equity Compensation Plans

        The following table provides information with respect to all of our compensation plans under which equity compensation is authorized as of December 31, 2007.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans that have been approved by security holders(1)	9,603,961	$0.49	7,588,200
Equity compensation plans not approved by security holders	—		—
Total	9,603,961		7,588,200

(1)
Consists of the Redpoint Bio Corporation Amended and Restated 2007 Omnibus Equity Compensation Plan.

PROPOSAL 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed the registered independent public accounting firm of KPMG LLP as the independent registered public accounting firm to examine Redpoint's financial statements for the fiscal year ending December 31, 2008 and has recommended to the Board that such appointment be submitted to our stockholders for ratification. KPMG LLP has served as our independent registered public accounting firm since May 1, 2007.

        As a result of the Reverse Merger, the Board of Directors elected to continue the existing relationship between Original Redpoint and KPMG LLP, and approved the appointment of KPMG as our independent registered public accounting firm, effective as of May 1, 2007. Additionally, concurrent with the decision to maintain the relationship with KPMG, the Audit Committee of our Board of Directors approved the dismissal of Malone & Bailey, P.C. ("Malone & Bailey"), as our independent registered public accounting firm.

        No accountant's report issued by Malone & Bailey on the financial statements for either of the past two (2) fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except for a going concern opinion expressing substantial doubt about the abilities of the Company to continue as a going concern.

        During our two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through the date of Malone & Bailey's dismissal, there were no disagreements with Malone & Bailey on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. There were no reportable events, as described in Item 304(a)(1)(v) of Regulation S-K, during the two most recent fiscal years (ended December 31, 2006 and 2005) and from January 1, 2007 through the date of their dismissal.

        Representatives from KPMG LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to appropriate questions from those attending the meeting.

        Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our bylaws or otherwise, we are submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, then our Audit Committee will reconsider whether or not to retain that firm.

Vote Required for Approval

        The affirmative vote of a majority of the votes cast in person or by duly executed proxies is required for approval of the proposal to ratify the appointment of our independent registered public accounting firm.

Recommendation of the Board

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board of Directors oversees Redpoint's financial reporting process on behalf of the Board. Management is responsible for Redpoint's disclosure controls and procedures and financial reporting process, including its system of internal control over financial reporting, and for preparing Redpoint's financial statements in accordance with accounting principles generally accepted in the United States. Redpoint's independent registered public accounting firm is responsible for auditing those financial statements and issuing a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which is available on the Company's website at www.Redpointbio.com.

        The Audit Committee has met and held discussions with management and the independent registered public accounting firm, both separately and together. Management has represented to the Audit Committee that Redpoint's audited financial statements for 2007 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

        In addition, the Audit Committee has discussed with the independent registered public accounting firm their independence from Redpoint and its management, including the written disclosures and the letter required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T. Finally, the Audit Committee has discussed with Redpoint's independent registered public accounting firm the overall scope and plans for their audits, the results of their examinations, their evaluations and assessment of Redpoint's internal control over financial reporting and the overall quality of Redpoint's financial reporting.

        In its oversight function, the Audit Committee relies on the representations of management and the independent registered public accounting firm and thus does not have an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies or appropriate internal control over financial reporting, that Redpoint's financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of Redpoint's financial statements has been carried out in accordance with standards of the Public Company Accounting Oversight Board (United States), or that the independent registered public accounting firm is in fact "independent."

        Based upon the Audit Committee's discussions with management and the independent registered public accounting firm as described above and the Audit Committee's review of the representations of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended to the Board that Redpoint's audited financial statements be included in the company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the SEC.

Submitted by: The Audit Committee of the Board of Directors
Richard P. Shanley, CPA, Chairman Allen Bloom, Ph.D. David Patchen

AUDIT AND OTHER FEES

        The following table summarizes the aggregate fees billed for professional services rendered to us by KPMG LLP, our registered independent public accounting firm, in fiscal years 2006 and 2007. A description of these fees and services follows the table.

	2006	2007
Audit Fees	$50,000	$566,739
Audit-Related Fees	—	—
Tax Fees	$13,250	$17,050
All Other Fees	—	—

Total	$63,250	$583,789

Audit Fees

        Fees for 2007 audit services included fees associated with the annual audit of our financial statements and internal control over financial reporting and the interim reviews of Redpoint's quarterly reports on Form 10-Q, notwithstanding when the fees were billed or rendered. The 2007 audit fees include $272,500 related to the Company's private placement, reverse merger and registration statement on Form S-1. Fees for 2006 audit services represent the annual audit of Original Redpoint.

Audit-Related Fees

        There were no audit-related fees for either 2006 or 2007.

Tax Fees

        For 2007 and 2006, the tax fees were related to tax compliance, tax return preparation and tax planning services.

All Other Fees

        There were no fees for the category "All Other Services" in 2007 and 2006.

        The Audit Committee has considered whether the provision of these services by KPMG LLP is compatible with maintaining the independence of KPMG. Further, all of the services provided by KPMG in 2007 were approved in advance in accordance with the Audit Committee's pre-approval policies and procedures described below. The Audit Committee did not rely on the waiver of pre-approval procedures permitted with respect to de minimus non-audit services under the applicable rules of the SEC for its approval of any of the services provided by KPMG LLP since their appointment as Redpoint's independent registered public accounting firm in May 2007.

Pre-Approval Policies and Procedures

        The Audit Committee has adopted policies and procedures relating to the pre-approval of all audit and non-audit services to be provided by our independent registered public accounting firm. Under these policies and procedures, the Audit Committee approves in advance the provision of services and fees for such services that are specifically identified in the independent registered public accounting firm's annual engagement letter for the audits and reviews, in management's annual budget relating to services to be provided by the independent registered public accounting firm and any amendments to the annual budget reflecting additional services to be provided by or higher fees of the independent registered public accounting firm. All other services to be provided by the independent registered public accounting firm are pre-approved by the Audit Committee as they arise. The Chairman of the

Audit Committee has been delegated authority to pre-approve services in accordance with these policies and procedures. The Chairman is to report any such approval of services to the Audit Committee at its next meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor independence, whether the provision of such services would impair the independent registered public accounting firm' independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service.

CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

Advisory Agreement with Halter Financial Group

        Prior to the consummation of the Reverse Merger, Redpoint entered into an advisory agreement with Halter Financial Group, L.P., or HFG, dated March 8, 2007. Under the advisory agreement, HFG provided certain advisory and consulting services related to the Reverse Merger, as specifically enumerated in the advisory agreement, in return for $350,000, which was paid on the closing date of the Reverse Merger.

        In addition, see "Executive Compensation" and "Director Compensation" above for a discussion of director compensation, executive compensation and our named executive officers' employment agreements.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our directors and executive officers and persons who own more than 10% of our outstanding shares of common stock to file with the SEC initial reports of ownership and reports of changes in ownership in our common stock and other equity securities. Specific due dates for these records have been established, and we are required to report in this proxy statement any failure in 2007 to file by these dates. To our knowledge, based solely on a review of the copies of such reports furnished to us and representations that no other reports were required, there were no reports required under Section 16(a) of the Exchange Act that were not timely filed during the fiscal year ended December 31, 2007.

CERTAIN DEADLINES FOR THE 2009 ANNUAL MEETING

        Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in the proxy statement and proxy relating to our 2009 Annual Meeting must be received by us no later than the close of business on December 26, 2008. If we do not receive notice of any non-Rule 14a-8 matter that a stockholder wishes to raise at the Annual Meeting in 2009 by March 12, 2009, the proxy holders will retain discretionary authority to vote proxies on any such matter if it is raised at the 2009 Annual Meeting.

        In order for a stockholder to nominate a person for election to the Board or bring other business before the 2009 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the bylaws. In the case of stockholder nominations, we must receive this notice not less than 90 days prior to the meeting date as originally scheduled. In the case of any other business, we must receive the notice not less than 60 or more than 90 days prior to the meeting date as originally scheduled. If we give stockholders less than 70 days notice or prior public disclosure of the date of the annual meeting, the stockholder must deliver the Secretary notice that must be received or mailed or delivered not later than the close of business on the 10th day following the date on which we gave notice or made public disclosure of the date of the annual meeting to either make a nomination or bring other business before the meeting.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be "householding" our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our investor relations department at our offices located at 7 Graphics Drive, Ewing, New Jersey 08628; telephone (609) 637-9700. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

OTHER MATTERS

        The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.

        To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2008.

        THIS PROXY STATEMENT AND OUR ANNUAL REPORT TO STOCKHOLDERS IS AVAILABLE AT WWW.REDPOINTBIO.COM.

        You may access this proxy statement and our annual report to stockholders, as well as our annual report on Form 10-K, in the "Investors" section of our website at www.Redpointbio.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our annual report on Form 10-K, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for Redpoint's most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the record date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to:

      Scott M. Horvitz, Chief Financial Officer, Treasurer and Secretary
      Redpoint Bio Corporation
      7 Graphics Drive
      Ewing, New Jersey 08628

If you would like us to send you a copy of the exhibits listed on the exhibit index of the annual report on Form 10-K, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.

        You are asked to advise us if you intend to attend the Annual Meeting. For directions to the Annual Meeting, please call Nancy DiAngelo at Redpoint at (609) 637-9700.

        You are urged to complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting. Also, the proxy card contains instructions for record holders who want to vote their shares via the Internet. For your convenience, a return envelope is enclosed requiring no additional postage if mailed in the United States.

By Order of the Board of Directors,
Scott M. Horvitz Secretary

Dated: April 25, 2008

EXHIBIT A

Audit Committee Charter

See attached.

REDPOINT BIO CORPORATION
AUDIT COMMITTEE CHARTER

April 2007

        Redpoint Bio Corporation, a Delaware corporation (the "Company") is a biotech company whose stock is currently quoted on the OTC Bulletin Board. The Company has the intention to have its stock traded on The NASDAQ Stock Market, Inc. ("NASDAQ") in the near future. Thus, all references to NASDAQ herein reflect the Company's intent to, although not required, be compliant with NASDAQ requirements.

I.     General

  A.
  Purpose. The purposes of the Audit Committee of the Board of Directors ("Board") of the Company shall be to assist the Board in fulfilling its review and oversight responsibilities relating to:

  1.
  The reliability and integrity of the Company's financial statements and related disclosures;

  2.
  The system of internal control within the Company;

  3.
  Compliance by the Company with all applicable laws and regulations;

  4.
  The qualifications, independence and performance of the Company's outside auditors;

  5.
  Performance of the Company's internal audit function; and

  6.
  Performance of the Company's risk management function.

  B.
  Role. The Audit Committee's role is one of oversight. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the outside auditor. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements, for the appropriateness of the accounting principles and reporting policies that are used by the Company and for establishing and maintaining adequate internal control over financial reporting. The outside auditors are responsible for auditing the Company's financial statements and the Company's internal control over financial reporting and for reviewing the Company's unaudited interim financial statements.

    Each member of the Audit Committee, in exercising his or her business judgment, shall be entitled to rely on the integrity of those persons and organizations within and outside the Company from whom he or she receives information, and on the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations. The Audit Committee does not provide any expert or other special assurance as to the Company's financial statements or any expert or professional certification as to the work of the Company's outside auditor.

II.    Committee Membership

  A.
  The Audit Committee shall consist of no fewer than three members, the exact number of which will be determined from time to time by the Board. The Board will appoint the members of the Audit Committee and its Chair based on nominations made by the Nominating and Governance Committee. Each Audit Committee member shall serve at the pleasure of the Board for such term or terms as the Board or Nominating and Governance Committee may determine or until such Audit Committee member is no longer a member of the Company's Board. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company's annual proxy statement), no member of the Audit Committee may serve on the audit committee of more than two other public companies.

  B.
  Except as otherwise permitted by the applicable NASDAQ rules, each member of the Audit Committee shall be independent as defined by such rules and Rule 10A- 3(b)(1) of the Exchange Act.

  C.
  Each member of the Audit Committee must be financially literate, as such qualification is interpreted by the Board in its business judgment, or must become financially literate within a reasonable period of time after his or her appointment to the Audit Committee. At least one member of the Audit Committee shall meet the SEC's definition of an "audit committee financial expert." The designation or identification of a person as an audit committee financial expert is not intended to (a) impose on such person any duties, obligations or liability that are greater than the duties, obligations and liability imposed on such person as a member of the Audit Committee and Board in the absence of such designation or identification, or (b) affect the duties of any other member of the Audit Committee or Board. The Audit Committee may, in its discretion, delegate such of its authority as it deems appropriate to one or more subcommittees.

  D.
  The Chair of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating and Governance Committee.

  E.
  The members of the Audit Committee may be removed or replaced, and any vacancies on the Audit Committee shall be filled by the Board upon the recommendation of the Nominating and Governance Committee.

III.  Operations and Executive Sessions

  A.
  The Audit Committee shall hold such regular meetings as may be desirable, but not less frequently than quarterly. Special meetings may be called by the Chair of the Audit Committee or at the request of the outside auditors. The Audit Committee shall meet without management in executive sessions and shall meet periodically in executive session with each of the Company's Chief Legal Officer (if any), Chief Financial Officer, the internal auditor and the outside auditor.

  B.
  The Audit Committee shall discuss with management, the Company's Chief Legal Officer (if any) or outside legal counsel and the outside auditor any correspondence with regulators or governmental agencies and any published reports that raise material issues regarding the Company's financial statements or accounting policies.

  C.
  The Audit Committee shall discuss with the Company's Chief Legal Officer (if any) or outside legal counsel legal matters that may have a material impact on the Company's financial statements or compliance policies.

  D.
  The Audit Committee shall make regular reports to the Board, and such other reports of significant or material item(s) or event(s), as necessary. The Audit Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. The Audit Committee shall annually review its own performance.

  E.
  The operating procedures for the Audit Committee with respect to meetings, notice of meetings, quorums and records shall be the same as stipulated for the Board of Directors set forth in the Company's By-laws.

  F.
  The Audit Committee shall have the authority, to the extent it deems necessary or appropriate to retain independent legal, accounting or other advisors to advise the Committee. Such independent advisors may be the regular advisors to the Company. The Audit Committee shall promptly report to the Board any such retention. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or outside auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

IV.    Financial Statement and Disclosure Matters

        The Audit Committee is responsible for overseeing and reviewing the Company's financial reporting process on behalf of the Board.

  A.
  The Audit Committee shall meet to review and discuss with management and the outside auditor the annual audited financial statements, including specific disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" ("MD&A"), and recommend to the Board whether the audited financial statements should be included in any SEC reports that the Company is required to file.

  B.
  The Audit Committee shall meet to review and discuss with management and the outside auditor the Company's quarterly financial statements, including specific disclosures under MD&A and the results of the outside auditors' reviews of the quarterly financial statements.

  C.
  The Audit Committee shall review and discuss with the outside auditor (a) the development, selection and disclosure of critical accounting policies and practices to be used by the Company in preparing its financial statements; (b) analyses of the effect of alternative treatments of financial information within GAAP discussed with management and ramifications of the use of these alternative disclosures and treatment; and (c) other material communications between the outside auditor and management such as any management letter or schedule of unadjusted differences.

  D.
  The Audit Committee shall review and discuss with management the Company's earnings press releases before they are issued, including the use of "pro forma" or "adjusted" non-GAAP information, as well as financial information and earnings guidance provided to analysts, rating agencies and others.

  E.
  The Audit Committee shall discuss with management and the outside auditor the effect of regulatory and accounting initiatives as well as off-balance sheet arrangements on the Company's financial statements.

  F.
  The Audit Committee shall discuss with management the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company's risk assessment and risk management policies.

  G.
  The Audit Committee shall discuss with the outside auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as amended from time to time.

  H.
  The Audit Committee shall discuss, as appropriate, the adequacy of the Company's internal control over financial reporting with the internal audit department, the outside auditor and management, including, without limitation, reports regarding (a) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal control over financial reporting.

  I.
  The Audit Committee shall review and discuss with management the internal audit department and the outside auditors, management's annual report on the Company's internal control over financial reporting and the outside auditor's attestation report regarding management's report.

  J.
  The Audit Committee shall review and discuss, as appropriate, any changes implemented by management to address control deficiencies or to make controls more effective.

  K.
  The Audit Committee shall review with management, and any outside professionals as the Committee considers appropriate, the effectiveness of the Company's disclosure controls and procedures.

  L.
  The Audit Committee shall consider important trends and developments in financial reporting practices as the Audit Committee may, in its discretion, determine to be advisable. The Audit Committee may seek guidance from expert advisors in evaluating such developments.

  M.
  The Audit Committee shall prepare the Audit Committee report required by the SEC to be included in the Company's annual proxy statement. If the Company prepares a proxy statement for its annual meeting of stockholders, the Audit Committee shall also prepare the Audit Committee's report, made pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to be included in such proxy statement . Subject to the review and oversight of the Audit Committee, management shall be responsible for preparing all other reports and disclosures made under the Exchange Act.

V.     Oversight of the Company's Relationship with the Outside Auditor

  A.
  The Audit Committee shall be directly responsible for the appointment, compensation, evaluation, retention and oversight of the work of the Company's outside auditors in connection with their provision of audit, review or attest services relating to the Company's financial statements. The outside auditor shall report directly to the Audit Committee. The Audit Committee shall normally consult with management about its appointment, retention and compensation of outside auditors, but its decision shall be made in executive session.

  B.
  The Audit Committee shall review and approve, in advance, the annual plan and scope of work of the outside auditor, including staffing of the audit, and shall review with the outside auditor any audit-related concerns and management's response. The Audit Committee shall authorize the outside auditors to perform such supplemental reviews or audits as the Audit Committee may deem desirable.

  C.
  The Audit Committee shall have the sole authority to pre-approve all auditing services and all permitted non-audited services (including the fees and terms thereof) to be performed for the Company by the outside auditor, to the extent required by law, according to established procedures. The Audit Committee may delegate to one or more Committee members, the authority to grant pre-approvals for audit and permitted non-audit services to be performed for the Company by the outside auditor, provided that decisions of such members to grant pre- approvals shall be presented to the full Audit Committee at its next regularly scheduled meeting.

  D.
  The Audit Committee shall review and evaluate the experience, qualifications and performance of the senior members of the outside auditor team on an annual basis. As part of such evaluation, the Audit Committee shall review with the lead audit partner whether any of the audit team members receive any discretionary compensation from the audit firm with respect to procurement or performance of any services for the Company, other than audit, review or attest services, by the outside auditor.

  E.
  The Audit Committee shall obtain and review with the lead audit partner a report from the outside auditor at least annually regarding (a) the auditor's internal quality-control procedures, and (b) any material issues raised by the most recent quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more outside audits carried out by the firm, and any steps taken to deal with any such issues.

  F.
  At least annually, the Audit Committee shall assess the outside auditor's independence. In connection with this assessment, the Audit Committee shall obtain and review a report by the outside auditor describing all relationships between the auditor and the Company, including the disclosures required by Independence Standards Board Standard No. 1. The Audit Committee shall engage in an active dialogue with the outside auditor concerning any disclosed relationships or services that might impact the objectivity and independence of the auditor.

  G.
  The Audit Committee shall assure that the lead audit partner of the outside auditor and the audit partner responsible for reviewing the audit are rotated at least every five years.

  H.
  The Audit Committee shall preapprove the hiring of any employee or former employee of the outside auditor who was a member of the Company's audit team during the preceding three fiscal years. In addition, the Committee shall preapprove the hiring of any employee or former employee of the outside auditor (within the preceding three fiscal years) for senior positions within the Company, regardless of whether that person was a member of the Company's audit team. Notwithstanding the foregoing, the Company will not hire any person if the employment of such person would result in the Company's current outside auditor not being independent (as defined under Item 2-01 of Regulation S-X).

VI.   Oversight of the Company's Internal Audit Function

  A.
  The Audit Committee shall review with management and approve the appointment of the Company's internal auditor(s).

  B.
  The Audit Committee shall review and discuss the internal audit department's organization, responsibilities, plans, results, budget and staffing.

  C.
  The Audit Committee shall review any significant reports to management prepared by the internal auditing department and management's responses and resolve significant differences between internal audit and management.

  D.
  The Audit Committee shall participate in the appointment, evaluation, replacement, reassignment or dismissal of the principal head of internal audit.

  E.
  The internal auditor shall report directly to the Audit Committee, subject to the day-to-day management of the Chief Executive Officer.

  F.
  The Audit Committee shall approve the charter of the internal audit function.

VII. Compliance Oversight Responsibilities

  A.
  The Audit Committee shall obtain from the outside auditor assurance that Sections (a) through (k) of Section 1 0A of the Exchange Act have been complied with.

  B.
  The Audit Committee shall review and approve the Company's Code of Conduct applicable to directors, officers and employees, and obtain and review reports from management and the Company's internal auditors regarding activities not in material conformity with applicable laws and regulations, including the Company's Code of Conduct, and advise the Board with respect to any material issues that have been brought to the Committee's attention concerning such compliance issues.

  C.
  The Audit Committee shall review and approve in any proposed Related Person Transaction (as defined in the Company's Related Person Transaction Policy (the "Policy") reported to the office of the Chief Financial Officer and Chief Legal Officer (if any) and to be entered into by the Company in accordance with the Policy, prior to effectiveness or consummation of the transaction, whenever practicable. If the office of the Chief Financial Officer or Chief Legal

    Officer determines that advance approval of a Related Person Transaction is not practicable under the circumstances, the Audit Committee shall review and, in its discretion, may ratify such Related Person Transaction at the next meeting of the Audit Committee, or at the next meeting following the date that the Related Person Transaction comes to the attention of the office of the Chief Financial Officer or Chief Legal Officer (if any); provided, however, that the office of the Chief Financial Officer or Chief Legal Officer (if any) may present a Related Person Transaction arising in the time period between meetings of the Audit Committee to the Chair of the Audit Committee, who shall review and may approve the Related Person Transaction, subject to ratification by the Audit Committee at the next meeting of the Audit Committee.

  D.
  The Audit Committee shall review disclosure of the Related Person Transactions in accordance with the Company's Related Person Transaction Policy.

  E.
  If any Related Person Transaction previously approved by the Audit Committee or otherwise already existing is ongoing in nature, such Related Person Transaction shall be reviewed by the Audit Committee annually to ensure that such Related Person Transaction has been conducted in accordance with the previous approval granted by the Audit Committee, if any, and all required disclosures regarding such Related Person Transaction are made.

  F.
  The Audit Committee shall review with the Company the procedures established by the Company to monitor compliance with its loan and indenture covenants and restrictions, if any.

  G.
  The Audit Committee shall establish procedures for the receipt, retention, confidential treatment, and investigation of:

  1.
  Complaints received by the Company from third parties regarding accounting, internal accounting controls, or auditing matters.

  2.
  Confidential anonymous submissions by employees of the Company of concerns regarding questionable accounting or auditing matters or any other matter involving failure to comply with applicable law or regulations or the Company's Code of Conduct.

  H.
  The Audit Committee shall discuss with management and the outside auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company's financial statements or accounting policies.

  I.
  The Audit Committee shall discuss with management legal matters that may have a material impact on the financial statements or the Company's compliance policies.

VIII.  Risk Management

        The Audit Committee shall oversee the Company's risk assessment and risk management policies, including the development of guidelines and policies to govern the process by which the Company's exposure to risk is handled.

IX.   Audit Committee Funding

        As determined by the Audit Committee, and without further action by the Board, the Company shall provide for appropriate funding for payment of (a) compensation to the Company's outside auditors engaged for the purpose of rendering or issuing an audit report or related work or performing other audit, review or attest services for the Company, (b) compensation to outside legal counsel or any other advisors employed by the Audit Committee, and (c) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties.

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Redpoint Bio Corporation

COMMON STOCK

PROXY CARD

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on June 5, 2008.

YOUR VOTE IS IMPORTANT! PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD.

PROXY

The undersigned, revoking all prior proxies, hereby appoints Dr. F. Raymond Salemme and Scott M. Horvitz, and each of them, with full power of substitution, proxies to appear on behalf of the undersigned and to vote all shares of Common Stock of the undersigned at the Annual Meeting of Stockholders to be held at the offices of Morgan, Lewis & Bockius LLP, 502 Carnegie Center, Princeton, New Jersey 08540, on Thursday, June 5, 2008 at 9:00 a.m. local time, and at any adjournments thereof, subject to any directions indicated on the reverse side of this card, upon the matters set forth in the Notice of Annual Meeting of Stockholders and Proxy Statement dated April 25, 2008, a copy of which has been received by the undersigned. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments thereof.

If this Proxy is properly executed and returned, and not revoked, the shares it represents will be voted at the meeting in accordance with the choices specified on this proxy card. If no choice is specified, the shares will be voted by the proxies FOR the election of the seven nominees for the Board of Directors listed in Proposal 1, FOR Proposal 2, and at their discretion on any other matter that may properly come before the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 5, 2008.

                You may access our proxy statement and our annual report to stockholders, as well as our annual report on Form 10-K, in the “Investors” section of our website at www.Redpointbio.com.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE SIDE	SEE REVERSE SIDE

DETACH HERE

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS:

1.	To elect the following nominees to serve as Directors:

Dr. Raymond Salemme	Dr. Joseph Mollica	Mr. Robert Chefitz

Dr. Leif Kjaergaard	Dr. Allen Bloom	Dr. Irwin Scher

Mr. Richard P. Shanley

☐ FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT

TO WITHHOLD AUTHORITY TO VOTE, MARK “FOR ALL EXCEPT” AND WRITE THE NOMINEE’S NAME ON THE LINE BELOW:

2.	To ratify the selection of KPMG LLP as the registered independent public accountants of the Company for the Company’s fiscal year ending December 31, 2008.

☐ FOR ☐ AGAINST ☐ ABSTAIN

	Date:	, 2008

Signature

Signature (if jointly held)

Please sign and return this Proxy Card so that your shares can be represented at the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you vote by ballot, such vote will supersede this proxy.

☐	MARK HERE IF YOU PLAN TO ATTEND THE MEETING

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

PLEASE RETURN THIS CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR OTHERWISE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, NEW YORK 10038, SO THAT YOUR SHARES CAN BE REPRESENTED AT THE MEETING.

YOUR VOTE IS IMPORTANT

VOTE BY MAIL: Please complete, sign, date and return the above proxy card in the pre-paid envelope provided.

YOUR CONTROL NUMBER IS:

QuickLinks

REDPOINT BIO CORPORATION 7 Graphics Drive Ewing, New Jersey 08628
REDPOINT BIO CORPORATION 7 Graphics Drive Ewing, New Jersey 08628 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To Be Held Thursday, June 5, 2008
REDPOINT BIO CORPORATION 7 Graphics Drive Ewing, New Jersey 08628
PROXY STATEMENT Mailed on April 25, 2008 Annual Meeting of Stockholders to be held on Thursday, June 5, 2008
VOTING RIGHTS
QUESTIONS AND ANSWERS ABOUT THE 2008 ANNUAL MEETING OF STOCKHOLDERS
EXPLANATORY NOTE
SECURITY OWNERSHIP OF DIRECTORS, NOMINEES FOR DIRECTOR, EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS
PROPOSAL 1 NOMINATION AND ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE MATTERS
Compensation of our Directors
OUR EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION TABLES
PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
AUDIT COMMITTEE REPORT
AUDIT AND OTHER FEES
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN DEADLINES FOR THE 2009 ANNUAL MEETING
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
EXHIBIT A
Audit Committee Charter
REDPOINT BIO CORPORATION AUDIT COMMITTEE CHARTER April 2007